                                                                     EXHIBIT 4.1




                   DENNY'S INC. PROFIT SHARING RETIREMENT PLAN

                              AMENDED AND RESTATED

                              AS OF JANUARY 1, 1987

                                TABLE OF CONTENTS
                                       OF
                   DENNY'S INC. PROFIT SHARING RETIREMENT PLAN

ARTICLE I.   RECITALS.......................................................................................-1-

ARTICLE II.  DEFINITIONS AND CONSTRUCTION...................................................................-2-
     2.1      Definitions...................................................................................-2-
     2.2      Construction.................................................................................-18-
     2.3      Governing Law................................................................................-18-
     2.4      Effect of Restatement........................................................................-18-

ARTICLE III. PARTICIPATION AND SERVICE.....................................................................-19-
     3.1      Participation................................................................................-19-
     3.2      Service......................................................................................-19-
     3.3      Inactive Status..............................................................................-19-
     3.4      Participation and Service Upon Reemployment..................................................-19-

ARTICLE IV.  CONTRIBUTIONS AND FORFEITURES.................................................................-21-
     4.1      Matching Contributions and Pre-Tax Deferrals.................................................-21-
     4.2      Employee After-Tax Contributions by Participants Not Permitted...............................-21-
     4.3      Participant's Election to Make Pre-Tax Deferrals.............................................-21-
     4.4      Limitations on Pre-Tax Deferrals and on Matching Contributions and
              Employee After-Tax Contributions.............................................................-22-
     4.5      Rollover Contributions.......................................................................-27-
     4.6      Disposition of Forfeitures...................................................................-28-
     4.7      Pay Back Provision...........................................................................-29-

ARTICLE V.   ALLOCATIONS TO PARTICIPANTS' ACCOUNTS.........................................................-30-
     5.1      Individual Accounts..........................................................................-30-
     5.2      Account Adjustments..........................................................................-30-
     5.3      Maximum Additions............................................................................-32-

ARTICLE VI.  BENEFITS......................................................................................-39-
     6.1      Retirement or Disability.....................................................................-39-
     6.2      Death and Designation of Beneficiary.........................................................-39-
     6.3      Termination for Other Reasons................................................................-40-
     6.4      Payment of Benefits..........................................................................-42-
     6.5      Withdrawals by Participants..................................................................-45-
     6.6      No Loans to Participants.....................................................................-48-
     6.7      Distributions Pursuant to Qualified Domestic Relations Orders................................-48-

ARTICLE VII.  TRUST FUND...................................................................................-52-
     7.1      Trust Fund...................................................................................-52-
     7.2      Collective Investment Subaccounts............................................................-52-
     7.3      Special Provisions Regarding Investment of Trust Assets in Employer Stock....................-53-

ARTICLE VIII.  ADMINISTRATION..............................................................................-56-
     8.1      Allocation of Responsibility Among Fiduciaries for Plan Administration.......................-56-
     8.2      Appointment of Committee.....................................................................-56-
     8.3      Claims Procedure.............................................................................-57-
     8.4      Records and Reports..........................................................................-57-
     8.5      Other Committee Powers and Duties............................................................-57-
     8.6      Rules and Decisions..........................................................................-58-
     8.7      Committee Procedures.........................................................................-58-
     8.8      Authorization of Benefit Payments............................................................-59-
     8.9      Application and Forms for Benefits...........................................................-59-
     8.10     Facility of Payment..........................................................................-59-
     8.11     Inability to Locate Participant, Surviving Spouse or Beneficiary.............................-59-
     8.12     Omission of Eligible Employee................................................................-59-
     8.13     Inclusion of Ineligible Employee.............................................................-60-
     8.14     Bonding......................................................................................-60-
     8.15     Indemnification..............................................................................-60-
     8.16     Plan Administrator's Discretion to Interpret the Plan........................................-60-

ARTICLE IX.  MISCELLANEOUS.................................................................................-61-
     9.1      Nonguarantee of Employment...................................................................-61-
     9.2      Rights to Trust Assets.......................................................................-61-
     9.3      Nonalienation of Benefits....................................................................-61-
     9.4      Discontinuance of Employer Contributions.....................................................-61-

ARTICLE X.  AMENDMENTS AND ACTION BY EMPLOYER..............................................................-62-
     10.1     Amendments...................................................................................-62-
     10.2     Special Rules Regarding Amendments Relating to Vesting.......................................-62-
     10.3     Action by Employer...........................................................................-63-

ARTICLE XI.  SUCCESSOR EMPLOYER AND MERGER
OR CONSOLIDATION OF PLANS..................................................................................-64-
     11.1     Successor Employer...........................................................................-64-
     11.2     Plan Assets in the Event of Merger or Consolidation of Plans.................................-64-

ARTICLE XII.  PLAN TERMINATION.............................................................................-65-
     12.1     Right to Terminate...........................................................................-65-
     12.2     Partial Termination..........................................................................-65-
     12.3     Liquidation of the Trust Fund................................................................-65-

     12.4     Manner of Distribution.......................................................................-65-

ARTICLE XIII.  RELATED CORPORATIONS........................................................................-66-
     13.1     Joinder......................................................................................-66-
     13.2     Contributions................................................................................-66-
     13.3     Treatment of Employee Transfers..............................................................-66-
     13.4     Commingling of Funds.........................................................................-67-

                   DENNY'S INC. PROFIT SHARING RETIREMENT PLAN

                              AMENDED AND RESTATED

                              AS OF JANUARY 1, 1987

         THIS PLAN, amended and restated as of January 1, 1987, by Denny's Inc. for itself and its affiliates which have adopted this plan pursuant to its terms as listed on Appendix A (collectively, the "Employer");

                              W I T N E S S E T H:

                               ARTICLE I. RECITALS

         A. Effective as of January 1, 1973, the Employer adopted the Denny's Inc. Profit Sharing Retirement Plan to encourage savings by eligible employees.

         B. The Plan was subsequently amended and restated several times. Effective as of January 1, 1987 (or as otherwise provided herein), the Employer again desires to restate the Plan and has adopted the amended and restated Plan as set forth herein.

         C. The Plan and Trust are intended to meet the requirements of Sections 40l(a), 401(k) and 50l(a) of the Internal Revenue Code.

         D. The provisions of this Plan shall apply only to an employee who has an Hour of Service on or after the Effective Date. The rights and benefits, if any, of a former employee shall be determined in accordance with the prior provisions of the Plan in effect on the date his employment terminated.

         NOW, THEREFORE, Denny's Inc. for itself and its affiliates who have adopted this Plan hereby amends and restates the Denny's Inc. Profit Sharing Retirement Plan in accordance with the following terms and provisions.

                    ARTICLE II. DEFINITIONS AND CONSTRUCTION

         2.1 Definitions: The following words and phrases, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:

             (1) ACTUAL CONTRIBUTION PERCENTAGE or ACP: For any Plan Year beginning after December 31, 1986, with respect to Participants who are members of the Highly Compensated Employee group and the Non-Highly Compensated Employee group, the average of the ratios (expressed as a percentage and calculated separately for each Eligible Participant in each group) of:

                 (a) the Matching Contributions and any Employee After-Tax Contributions paid under the Plan on behalf of each Eligible Participant for such Plan Year (plus, such other Pre-Tax Deferrals or qualified non-elective contributions under this or any other plan of the Employer or Aggregated Employer as may be permitted under the Commissioner's regulations), to

                 (b)      each Eligible Participant's Compensation for such Plan
Year.

If other plans of the Employer or any Aggregated Employer have employee contributions or matching contributions under Code ss.401(m), then all such plans shall be treated as one plan for purposes of calculating the Participants' ACP (using for this purpose each such plan's definition of ACP), but such aggregation shall take place only to the extent that such plans are treated as one plan for purposes of Code ss.410(b).

             (2) ACTUAL DEFERRAL PERCENTAGE or ADP: For any Plan Year beginning after December 31, 1986, with respect to the Highly Compensated Employee group and Non-Highly Compensated Employee group, the average of the ratios (expressed as a percentage and calculated separately for each Eligible Participant in each group) of:

                 (a) the amount of Pre-Tax Deferrals paid over to the Trust on behalf of each Eligible Participant, (plus such other Matching Contributions and other qualified nonelective contributions allocated to the Participant's Pre-Tax Deferrals Account, as may be permitted under the Commissioner's regulations), to

                 (b)      each Eligible Participant's Compensation for the Plan
Year.

If other plans of the Employer or any Aggregated Employer have cash or deferred arrangements under Code ss.401(k), then all such plans shall be treated as one plan for purposes of calculating Participants' ADP, but only to the extent that such plans are treated as one plan for purposes of Code ss.410(b). Furthermore, for the purpose of determining the ADP of any Highly Compensated Employee, all plans of the Employer and any Aggregated Employer which have cash or deferred arrangements under Code ss.401(k) shall be treated as one plan.

                  (3) ADDITIONS or ANNUAL ADDITIONS: With respect to each Participant for each Limitation Year, the sum of: all Matching Contributions and Forfeitures (if any) allocated to his Matching Account; plus all Pre-Tax Deferrals allocated to his Pre-Tax Deferrals Account; plus all Employee After-Tax Contributions (if any) for such Limitation Year which were allocated to his Employee After-Tax Contribution Account (provided, that Employee After-Tax Contributions for Plan Years beginning prior to January 1, 1987 shall be considered to be Additions only to the extent they were considered as Additions under the Code in existence as of that Plan Year). The term "Annual Additions" does not include the following: amounts contributed to an account because of an erroneous Forfeiture or an erroneous failure to allocate in a prior Limitation Year, but such Forfeiture reinstatement or contribution (less actual investment gains attributable to the period subsequent to the Limitation Year to which it relates) will be considered an Annual Addition for the Limitation Year to which it relates; the allowable restoration of accrued benefits following either repayment of withdrawn mandatory Employee contributions or repayments of benefits paid out; amounts distributed from the Plan as permitted by Code ss.402(g)(2) and Treasury Regulation ss.1.415-6(b)(6)(iv); or the transfer of funds from another qualified plan. Furthermore, with respect to a Participant's Employee After-Tax Contributions, the term "Annual Additions" does not include the following: rollover contributions as permitted under ERISA; repayments of loans made to a Participant; allowable repayments of either withdrawn mandatory Employee contributions or benefits paid out; qualified voluntary Employee contributions allowed under Code ss.219(e)(2); or the direct transfer of funds from another qualified plan, if any, pursuant to Section 4.5 of this Plan. Amounts allocated after March 31, 1984 to an individual medical account (as defined in Code ss.415(1)(2)) which is part of a pension or annuity plan maintained by the Employer shall be treated as Annual Additions to a defined contribution plan. Amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date, which are attributable to post-retirement medical benefits under a welfare benefit fund (as defined in Code ss.419(e)) maintained by the Employer which are allocated to the separate account of an Employee who is or was a Key Employee during the Plan Year or the preceding Plan Year, also shall be treated as Annual Additions to a defined contribution plan.

                  (4) AGGREGATED EMPLOYER: An employer (whether or not considered an Employer under the Plan) required to be aggregated with the Employer under subsection b, c, m, n or o of Code ss.4l4; provided, that another employer shall be an Aggregated Employer for any Plan Year only to the extent the foregoing subsections of Code ss.414 applied with respect to that Plan Year, and only to the extent such employer is required to be aggregated notwithstanding the separate lines of business provisions of Code ss.414(r).

                  (5) ALTERNATE PAYEE: A beneficiary as defined in Section 6.7.

                  (6) ANNIVERSARY DATE:  December 31 of each year.

                  (7) AUTHORIZED LEAVE OF ABSENCE: Any absence authorized in writing by the Employer under the Employer's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized

Leaves of Absence and provided further that the Participant returns within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence to the extent required by applicable statutes of the United States in effect from time to time, provided that the Employee returns to employment with the Employer within the period provided by law.

                  (8) BENEFICIARY: A person or persons (natural or otherwise) designated in accordance with the provisions of Section 6.2(b) to receive any death benefit which shall be payable under this Plan.

                  (9) BREAK IN SERVICE: A Break in Service shall occur for any consecutive twelve-month period after the Effective Date beginning on an Employee's Severance From Service Date and ending on the first anniversary of such date during which the Employee fails to complete one Hour of Service. A Break in Service shall not be deemed to have occurred during any period of Authorized Leave of Absence if the Employee returns to the employ of the Employer within the period of authorized absence.

                       Solely for purposes of determining whether a Break in Service has occurred in a computation period for participation and vesting purposes, an individual who is absent from work beyond the first anniversary of the first day of absence for a period by reason of Maternity Leave (as defined in Section 2.1) shall receive credit for the period of Service from the first anniversary of the first day of absence to the second anniversary of the first day of absence. Such Service shall only count as Service for purposes of determining whether a Break in Service has occurred and shall not otherwise count as a period of Service or a Period of Severance.

                  (10) CHANGE DATE: The first day of any payroll period. The Committee may designate different Change Dates for different purposes, for example, fewer Change Dates may be designated to reduce Pre-Tax Deferrals than to increase Pre-Tax Deferrals.

                  (11) CODE: The Internal Revenue Code of 1986, as amended.

                  (12) COMMISSIONER: The Commissioner of Internal Revenue. For purposes of this Plan, Commissioner also refers to the Department of the Treasury with respect to official regulations and pronouncements under the Code.

                  (13) COMMITTEE: The person or persons appointed under the provisions of Article VIII to administer the Plan.

                  (14) COMPENSATION:

                       (a) The total of all amounts paid to a Participant by the Employer within the meaning of Code ss.3401(a) and all other payments of compensation to a Participant by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Code ss.ss.6041(d), 6051(a)(3) and

6052 ("Box 1" compensation on 1993 Form W-2) for the Plan Year; plus any amounts not includible by the Employer in the Participant's income for that Plan Year by virtue of Participant salary deferrals pursuant to Code ss.ss.125, 401(k), 403(b), 408(k) or, for active Employees, payments from the Employer's vacation trust. Compensation shall not include reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits (such exclusions to include, without limitation, severance pay, relocation allowances, gross-up pay to compensate for taxable reimbursements, hiring bonuses, imputed income for use of Employer property and services, compensation resulting from participation in any stock option plan, overseas pay, cost of living differentials and any type of non-cash compensation).

                           (b) For Plan Years beginning prior to January 1, 1989
in which the Plan is a Top-Heavy Plan, and for any Plan Year beginning after December 31, 1988 but before January 1, 1994 (regardless of whether the Plan is a Top-Heavy Plan), the Compensation taken into account for any Employee shall not exceed $200,000 for any Plan Year (or such greater amount as authorized by the Commissioner). For Plan Years beginning after December 31, 1993, the Compensation taken into account for any Employee shall not exceed $150,000 for any Plan Year (or such greater amount as authorized by the Commissioner), regardless of whether the Plan is a Top-Heavy Plan. In determining the Compensation of a Participant for purposes of this adjusted $150,000 (or $200,000) limitation, the family aggregation rules of Code 414(q)(6) shall apply, except that in applying these rules, the term Family Member shall include only the spouse of a Participant and any lineal descendants of a Participant who have not attained age nineteen before the last day of the Plan Year. If the adjusted $150,000 (or $200,000) limitation is exceeded as a result of the application of this family aggregation rule, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation.

                           (c) In the event that the definition of Compensation
as stated above is subject to the nondiscrimination requirement of Treasury Regulation ss.1.414(s)-1(d)(3), the average percentage of total compensation for all Highly Compensated Employees shall not exceed by more than a de minimis amount the average percentage of total compensation for all employees who are not Highly Compensated Employees within the meaning of Treasury Regulation ss.1.414(s)-1(d)(3). In the event that this provision requires that Compensation for Highly Compensated Employees be reduced, such reduction shall be made by decreasing the Compensation for all Highly Compensated Employees by the same percentage, such percentage to be the smallest whole percentage necessary to satisfy Treasury Regulation ss.1.414(s)-1(d)(3).

                  (15) DETERMINATION DATE: The last day of the preceding Plan Year (or, in the case of the first Plan Year of the Plan, the last day of that first Plan Year).

                  (16) DIRECT ROLLOVER: A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                  (17) DISABILITY: Any medically determinable physical or mental impairment resulting from sickness, accident or other injury which may be expected to be permanent and continuous and which renders the Participant incapable of performing the duties of his employment. The determination of the Committee as to whether a Participant is disabled under this subsection, based upon the certification of one or more physicians or surgeons selected by it, shall be final and binding on all persons.

                  (18) DISTRIBUTEE: An Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Code ss.414(p), are Distributees with regard to the interest of the spouse or former spouse.

                  (19) DOMESTIC RELATIONS ORDER: An order as defined in Section 6.7.

                  (20) EARLIEST RETIREMENT AGE: The date on which a Participant becomes eligible to elect to receive normal retirement benefits under Section 6.1.

                  (21) EFFECTIVE DATE: January 1, 1987, the date on which the provisions of this amended and restated Plan became effective; provided, that specific provisions of this Plan may be effective as of other dates to the extent specifically stated in the Plan. The Original Effective Date of this Plan is January 1, 1973.

                  (22) ELIGIBLE PARTICIPANT: With respect to any Plan Year, a Participant who is eligible to make a Pre-Tax Deferral or Employee After-Tax Contribution, or to receive a Matching Contribution under this Plan.

                  (23) ELIGIBLE RETIREMENT PLAN: An individual retirement account described in Code ss.408(a), an individual retirement annuity described in Code ss.408(b), an annuity plan described in Code ss.403(a), or a qualified trust described in Code ss.401(a), that accepts the Distributee's Eligible Rollover Distribution; provided, that in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  (24) ELIGIBLE ROLLOVER DISTRIBUTION: Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code ss.401(a)(9); and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                  (25)     EMPLOYEE:

                           (a)      Any person, including any officer, who, on
or after the Effective Date, is receiving remuneration for personal services rendered to the Employer (or who would be receiving such remuneration except for an Authorized Leave of Absence).

                           (b)      Employee shall not include independent
contractors or any individual who is included in a unit of employees covered by a collective bargaining agreement (within the meaning of Code ss.7701(a)(46)) between an employee representative and the Employer under which retirement benefits were the subject of good faith bargaining between the parties (unless and only to the extent that the collective bargaining agreement expressly provides for inclusion in this Plan).

                           (c)      Leased employees under Code ss.414 shall not
be included in the definition of Employee for purposes of Participation or benefit accrual under the Plan; provided, that such leased employees shall be considered as employees for purposes of applying the various tests under Code ss.ss.401, 404, 408(k) and 416, and Service as a leased employee shall be counted under the Plan for vesting purposes in the event that a leased employee changes status so as to become eligible for Participation under the Plan.

                  (26) EMPLOYEE AFTER-TAX CONTRIBUTIONS: Contributions made by a Participant on an after-tax basis prior to June 30, 1984, pursuant to
Section 4.2 of the Plan.

                  (27) EMPLOYEE AFTER-TAX CONTRIBUTION ACCOUNT: The account maintained to record a Participant's Employee After-Tax Contributions under
Section 4.2 made prior to June 30, 1984, and adjustments relating thereto.

                  (28) EMPLOYER: Denny's Inc., a corporation organized and existing under the laws of the State of California, or its successor or successors that assume Plan liabilities pursuant to Article XI and any related corporation or entity which adopts this Plan with the consent of Denny's Inc. Adopting Employers as of January 1, 1994, are listed on Appendix A.

                  (29) EMPLOYER STOCK: The preferred and/or common stock of the Employer, its parent corporation (Flagstar Corporation) or any other corporation which is a member of the same controlled group with the Employer (as defined in Code Section 414(b)).

                  (30)     ENTRY DATE: Any date coincidental with a Change Date.

                  (31) ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of l974, as amended from time to time.

                  (32) EXCESS CONTRIBUTIONS: With respect to any Plan Year, the excess of:

                           (a)      The aggregate amount of Matching
Contributions and any Employee After-Tax Contributions (plus any Pre-Tax Deferrals or qualified non-elective contributions taken into account in computing the ACP) actually made for that Plan Year on behalf of a Highly Compensated Employee, over

                           (b)      the maximum amount of such contributions
permitted under the limitations of Section 4.4(b), determined by reducing such contributions made on behalf of Highly Compensated Employees in order of their individual Actual Contribution Percentages beginning with the highest such percentage.

                  (33) EXCESS DEFERRALS: With respect to any Plan Year, the excess of:

                           (a)      the aggregate amount of Pre-Tax Deferrals
(plus such other Matching Contributions and other qualified non-elective contributions taken into account under Code ss.401(k)(3)(D) in computing the
ADP) actually paid over to the Trust for that Plan Year on behalf of a Highly Compensated Employee, over

                           (b)      The maximum amount of such deferrals
permitted under the limitations of Section 4.4(a), determined by reducing Pre-Tax Deferrals made on behalf of Highly Compensated Employees in order of their individual Actual Deferral Percentages beginning with the highest such percentage.

                  (34) FAMILY MEMBER: With respect to any individual, his spouse and lineal ascendents or descendents, and the spouses of such lineal ascendents and descendents.

                  (35) FIDUCIARIES OR NAMED FIDUCIARIES: The Employer, the Committee and its members, and the Trustee, but only with respect to the specific responsibilities of each for Plan administration, all as described in
Section 8.1. If an Investment Manager is appointed as provided in Section 8.1, it also shall be a Fiduciary.

                  (36) FIVE PERCENT OWNER: With respect to a Plan Year, an owner of more than five percent of the outstanding stock (or an owner of stock possessing more than five percent of the total combined voting power, or an owner of more than five percent of the capital or profits interest of an unincorporated business) of the Employer or of any one of the Aggregated Employers (ownership in the Employer and Aggregated Employers not being considered together). In determining ownership, the constructive ownership rules of Code ss.416(i)(1)(B)(iii) shall apply.

                  (37) FORFEITURE: The portion of a Participant's Matching Account which is forfeited under Section 6.3 below because of termination of employment before full vesting.

                  (38) FORMER PARTICIPANT: A Participant whose employment with the Employer has terminated but who has a vested account balance under the Plan which has not been paid in full.

                  (39) 4l5 COMPENSATION: The total of all amounts paid to a Participant by the Employer within the meaning of Code ss.3401(a) and all other payments of compensation to a Participant by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Code ss.ss.6041(d), 6051(a)(3) and 6052 ("Box 1" compensation on 1993 Form W-2) for the Plan Year; provided, that for all purposes other than determining compliance with Code ss.415 (as described in Section 5.3) 415 Compensation also shall include elective or salary reduction contributions to a cash or deferred arrangement, cafeteria plan, simplified employee pension or tax-sheltered annuity pursuant to Code ss.ss.401(k), 125, 408(k) or 403(b). For purposes of computing a Participant's ACP and ADP, only 415 Compensation paid while a Participant shall be considered.

                  (40) HIGHLY COMPENSATED EMPLOYEE: Any Employee of the Employer who is a "highly compensated employee" as defined in Code ss.414(q) and the regulations thereunder. With respect to any Plan Year, such definition generally shall include any Employee or former Employee who during the Plan Year:

                       (a)      was at any time a Five Percent Owner;

                       (b) received 415 Compensation from the Employer and all Aggregated Employers in excess of $75,000 (or greater amount authorized by the Commissioner);

                       (c) both received 415 Compensation from the Employer and all Aggregated Employers in excess of $50,000 (or greater amount authorized by the Commissioner) and was in the Top Paid Group of employees for such Plan Year; or

                       (d) was at any time both an officer (as defined and limited in the definition of Key Employee) and had 415 Compensation in excess of fifty percent of the amount in effect under Code ss.415(b)(1)(A) for such Plan Year, provided that at least the one highest paid officer shall always be taken into account for a Plan Year.

If any employee is a Family Member of (i) a Five Percent Owner or (ii) a Highly Compensated Employee who is in the group consisting of the ten Highly Compensated Employees receiving the most 415 Compensation during the Plan Year, then such Employee shall not be considered a separate employee, but shall be aggregated with all his Family Members so that any 415 Compensation and any Plan contributions or benefits (including Pre-Tax Deferrals) are treated as if paid to or on behalf of one single Highly Compensated Employee.

                  Notwithstanding the foregoing, this Plan has a calendar Plan Year and has elected to use the "calendar year calculation election" described in ss.1.414(q)-1T, Q&A 14(b) of the Commissioner's regulations and thus need not consider the prior Plan Year in determining who is a Highly Compensated Employee. In the event that this Plan ceases to have a calendar Plan Year, then an individual also will be a Highly Compensated Employee if he met any of the above criteria during the prior Plan Year.

                  A former employee also shall be considered a Highly Compensated Employee if he was a Highly Compensated Employee for the year of separation from Service or for any Plan Year ending on or after the employee attains age fifty-five.

                  (41)     HOUR OF SERVICE or HOUR OF CREDITED SERVICE:

                           (a) Each hour during the applicable computation
period when the Employee is directly or indirectly paid or entitled to payment by the Employer for the performance of duties for the Employer. An Hour of Service also includes each hour for which an Employee is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or Authorized Leave of Absence.

                           (b) Hours of Service determined under the preceding
sentences shall include each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Employer; provided that (i) no more than 50l Hours of Service are required to be credited to an Employee on account of any single continuous period during which he performs no duties whether or not such period occurs in a single computation period, (ii) such hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains, (iii) an hour for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which no duties are performed will not be credited if such payment is on account of compliance with worker's compensation or unemployment compensation or disability insurance laws, and (iv) hours will not be credited for payments which solely reimburse an Employee for medical or medically related expenses incurred by him.

                           (c) In applying the rules of the preceding sentences,
the provisions of paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor regulations shall apply and are incorporated herein by reference.

                  (42) INCOME: The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund for any period, assets shall be valued on the basis of their fair market value. Amounts which are distributed to Participants as Excess Contributions, Excess Deferrals, or excess amounts under Code ss.402(g) shall include Income for the Plan Year and for the period between the end of the Plan Year (or taxable year in the case of excess amounts under Code ss.402(g)) through the date of distribution, with such Income being calculated for the Plan Year by multiplying the Income for the Plan Year (or taxable year) by a fraction. The numerator of the fraction is the amount of Excess Deferrals or Excess Contributions, as the case may be, made for the Plan Year (or taxable year). The denominator of the fraction is the total account balance of the Employee attributable to Excess Deferrals or Excess Contributions as of the end of the Plan Year (or taxable year) reduced by the gain allocable to such amount for the Plan Year (or taxable year) and increased by the loss allocable to such total amount for the taxable year. Such Income shall be calculated for the period from the end of the Plan Year (or taxable year) through the date of distribution by multiplying the amount which is ten percent of the allocable Income for the Plan Year (or taxable year) by the number of calendar months that have elapsed since the end of such year. Distributions made on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month, and a distribution made after the fifteenth of the month shall be treated as having been made on the first day of the next subsequent month.

                  (43) INVESTMENT MANAGER: A Fiduciary (other than the Trustee or Named Fiduciary) who:

                       (a) has the power to manage, acquire or dispose of any

asset(s) of the Plan;

                       (b) is (i) registered as an investment adviser under the Investment Adviser Act of 1940, (ii) a bank as defined in that Act, or (iii) an insurance company qualified to perform services described in subparagraph (a) under the laws of more than one State; and

                       (c) has acknowledged that he or it is a Fiduciary with respect to the Plan.

                  (44) KEY EMPLOYEE: Any employee of the Employer or any Aggregated Employer who is at any time during the Plan Year containing the Determination Date, or was during any of the four preceding Plan Years, any one or more of the following:

                       (a) A duly authorized officer of the Employer in regular and continued service having 415 Compensation during the Plan Year greater than fifty percent of the maximum dollar limitation under Code ss.415(b)(1)(A) in effect for the calendar year containing the Determination Date, provided that if during such Plan Year the number of employees (whether or not Employees under the Plan) of the Employer plus all other Aggregated Employers is:

                           (i)   less than thirty, then no more than a total of
three individuals shall be considered officers for that Plan Year for the Employer and all Aggregated Employers,

                           (ii)  greater than thirty but less than five hundred,
then no more than a total of ten percent of the total employees shall be considered officers for that Plan Year for the Employer and all Aggregated Employers, or

                           (iii) greater than five hundred, then no more than a
total of fifty employees shall be considered officers for that Plan Year for the Employer and all Aggregated Employers; or

                           (b)      One of the ten employees (whether or not
Employees under the Plan) owning the largest interest in the Employer and Aggregated Employers during such Plan Year (the Employer and Aggregated Employers being considered as one unit) if he has 415 Compensation during the Plan Year of more than the maximum dollar limitation under Code ss.415(c)(1)(A) in effect for the calendar year containing the Determination Date; provided that an employee need not be considered if he does not have an ownership interest of more than one-half of one percent in value, and if two employees have the same interest in the Employer and Aggregated Employer, then the employee having the greater 415 Compensation from the Employer and Aggregated Employers for the calendar year containing the Determination Date shall be treated as having a larger interest; or

                           (c)      A Five Percent Owner; or

                           (d)      An owner of one percent of the outstanding
stock (or an owner of stock possessing one percent of the total combined voting power) of the Employer or of any one of the Aggregated Employers (ownership in the Employer and Aggregated Employers not being considered together) for such Plan Year, if he has annual 415 Compensation during the Plan Year from the Employer and all Aggregated Employers totalling more than $l50,000.

For purposes of determining ownership under subsections (b), (c) and (d) above, the constructive ownership rules of Code ss.3l8 shall apply as modified by Code ss.4l6(i). The beneficiary of a former Key Employee shall continue to be treated as such former Key Employee. If a maximum number of employees are to be considered officers under subsection (a) above, the officers having the largest annual 415 Compensation during such Plan Year shall be the officers considered under subsection (a).

                  (45) LIMITATION YEAR: The Limitation Year shall be the twelve month period ending on each Anniversary Date.

                  (46) MATCHING ACCOUNT: The account maintained to record a Participant's share of Matching Contributions under Section 4.1, and adjustments relating thereto.

                  (47) MATCHING CONTRIBUTION: An Employer contribution made pursuant to Section 4.1 which is allocated to the Participant's Matching Account by reference to the Participant's Pre-Tax Deferrals for that Plan Year.

                  (48) MATERNITY LEAVE: Absence from work for maternity or paternity reasons by an individual (male or female) on account of and by reason of (a) the pregnancy of the individual, (b) the birth of a child of the individual, (c) the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) caring for a child referred to above for a period beginning immediately following such birth or placement. A period of absence shall not be considered Maternity Leave for purposes of this Plan unless both (i) such absence began on or after the first day of the first Plan Year beginning after December 31, 1984, and (ii) the individual furnishes the Committee such timely information as the Plan reasonably may require to establish that the absence from work is for one of the reasons referred to above and the number of days for which there was such an absence. The determination of whether an individual has taken a Maternity Leave for purposes of this Plan shall not have any effect upon whether such absence from work is entitled to any other special treatment by the Employer for any other employment purposes, and the existence of these Maternity Leave provisions in the Plan shall not be in any way determinative of whether the Employer has any other maternity or paternity leave policy or the terms of that policy (if any).

                  (49) NON-HIGHLY COMPENSATED EMPLOYEE: Any Participant who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

                  (50) NONKEY EMPLOYEE: Any employee (or former employee) of the Employer or any Aggregated Employer who is not a Key Employee. The beneficiary of a Nonkey Employee or a former Nonkey Employee shall continue to be treated as such Nonkey Employee or former Nonkey Employee.

                  (51) NORMAL RETIREMENT AGE: The date a Participant attains age sixty-five.

                  (52) PARTICIPANT: An Employee participating in the Plan in accordance with the provisions of Section 3.1; provided, that for purposes only of making or transferring a rollover contribution to the Plan under Section 4.5, an Employee shall be considered a Participant once he has become an Employee who would be eligible to be a Participant but for the age or Service requirements of
Section 3.1.

                  (53) PARTICIPATION: The period commencing on the date the Employee becomes a Participant and ending on the date his employment with the Employer terminates.

                  (54) PAYMENT STARTING DATE: The latest date until which the Plan may delay payment of benefits to a Participant in the absence of the Participant's consent to later payment. Such date shall be the sixtieth day after the close of the Plan Year in which the last of the following events occurs: (a) the Participant attains Normal Retirement Age, (b) the tenth anniversary of the year in which the Participant commenced Participation in the Plan, or (c) the Participant terminates his Service with the Employer; provided further, that benefits also must commence not later than April 1 of the calendar year following the calendar year in which a Participant attains age seventy and one-half, even if he is still employed by the Employer, except as may otherwise be allowable under ss.242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 and ss.521 of the Deficit Reduction Act of 1984 (regarding special designations filed before January 1, 1984), and except as may otherwise be allowable under Section 1121(d) of the Tax Reform Act of 1986 (regarding Participants, other than certain Five Percent Owners, who reached age seventy and one-half before January 1, 1988 and certain collective bargaining agreements). If the amount of payment cannot be determined or the proper recipient located before the Payment Starting Date, retroactive payment may be made to such date in accordance with Treasury Regulation ss.1.401(a)-14(d).

                  (55) PERIOD OF SEVERANCE: The period of time beginning on an Employee's Severance from Service Date and ending on the date the Employee again performs an Hour of Service.

                  (56) PLAN: Denny's Inc. Profit Sharing Retirement Plan, the Plan set forth herein, as amended from time to time.

                  (57) PLAN ADMINISTRATOR: The Committee appointed pursuant to
Section 8.2 or, in the absence of such appointment, the Employer.

                  (58) PLAN YEAR: The twelve month period commencing on January 1 and ending on the following December 31. The period June 27, 1987 to December 31, 1987 also was a Plan Year.

                  (59) PRESENT VALUE OF ACCRUED BENEFITS: With respect to any individual and as of any Determination Date, the sum of (a) his Matching Account and Pre-Tax Deferrals Account balances on the most recent Valuation Date (which for the first Plan Year of the Plan shall include contributions made after the Determination Date which are allocated as of a date in the first Plan Year, but otherwise shall only include allocated contributions which actually were made after the Valuation Date if such contributions were made on or before the Determination Date), (b) his Employee After-Tax Contribution Account balance (if any) on the most recent Valuation Date less any Employee After-Tax Contributions which were deductible under Code ss.219(e)(2), and (c) his Rollover Account balance (if any) as of the most recent Valuation Date to the extent it is attributable to any rollover contribution from a plan of an Aggregated Employer and/or any rollover contribution accepted on or before December 31, 1983. For purposes of determining whether the Plan is a Top-Heavy Plan, the Present Value of Accrued Benefits also shall include the amount of Plan distributions (whether made on or after the Effective Date and including distributions from a terminated plan which would have been required to be aggregated under the definition of Top-Heavy Plan) made within the five consecutive Plan Year period ending on the Determination Date to any Key Employee or Nonkey Employee or Beneficiary thereof (regardless of whether such individual is employed or has an accrued benefit as of the Determination Date); provided, that distributions of benefits paid on account of death shall be deemed to include only the present value of benefits existing immediately prior to death. For Plan Years beginning after December 31, 1984, if an individual has not performed an Hour of Service for any employer maintaining the Plan at any time during the five year period ending on the Determination Date, any account balance or accrued benefit for such individual shall be disregarded.

                  (60) PRE-TAX ACCOUNT: The account maintained to record a Participant's Pre-Tax Deferrals and adjustments relating thereto.

                  (61) PRE-TAX DEFERRALS: Contributions made by a Participant on a pre-tax basis pursuant to Section 4.3 of the Plan.

                  (62) QUALIFIED DOMESTIC RELATIONS ORDER: An order as defined in Section 6.7.

                  (63) REA EFFECTIVE DATE: The first day of the first Plan Year beginning after December 31, 1984, or January 1, 1985.

                  (64) ROLLOVER ACCOUNT: The account established pursuant to
Section 4.5 hereof to record permissible rollover contributions from another qualified plan or an Individual Retirement Account and adjustments relating thereto.

                  (65) SERVICE:

                       (a) An Employee's period of employment with the Employer. Service shall be measured from the date an Employee first performs an Hour of Service for the Employer until his first Severance From Service Date. If an Employee returns to employment after his Severance From Service Date, Service also shall include the period of employment with the Employer measured from the date the Employee again performs an Hour of Service following re-employment and ending on his next Severance From Service Date; provided that, certain periods of Service may be disregarded as provided in Section 3.4.

                       (b) If an Employee terminates employment while an active Employee as a result of quitting, being discharged or retiring, and then performs an Hour of Service within twelve months from his Severance From Service Date, the Period of Severance shall be counted as Service.

                       (c) If an Employee terminates employment as a result of quitting, being discharged or retiring at a time when he was absent from Service for any other reason (e.g., leave of absence, layoff, sickness, holiday, vacation or disability) and then performs an Hour of Service within twelve months of the date on which the Employee was first absent from Service (e.g., due to leave of absence, lay off, sickness, holiday, vacation or disability), the Period of Severance shall be counted as Service.

                       (d) Service shall include all periods of Authorized Leave of Absence provided the Employee returns to the employ of the Employer upon expiration of the Authorized Leave of Absence.

                       (e) Service shall be expressed as whole years and fractional parts of a year. Thirty days of Service shall equal one month of Service and 12 months of Service or 365 days of Service shall equal one Year of Service.

                       (f) Service with the Employer also shall include Service with an Aggregated Employer for the period during which the employers are considered aggregated. Except as specifically indicated otherwise, Service for the purposes of vesting and eligibility shall include all Service with an Aggregated Employer on the date the employer became an Aggregated Employer. Any Employee of Winchell's Donut Houses, L.P., employed by the Employer prior to July 1, 1990, will receive credit for service for eligibility and vesting purposes with Winchell's Donut Houses, L.P., for all purposes under this Plan.

                       (g) Service for any Employee as of January 1, 1990 shall not be less than Years of Service which he would have been credited on December 31, 1989 under the Plan then in effect.

                       (h) Periods of employment before an interruption of full-time employment commencing before January 1, 1976 shall not be counted unless such periods would have been counted under the rules of the Plan in effect as of January 1, 1976.

                       (i) Notwithstanding the foregoing provisions, the Committee in its discretion (but subject to any specific directions that may be given by the Board of Directors of Denny's Inc.) may grant Service credit to any group of persons who become Employees as a result of the acquisition of any asset, corporation or other trade or business, for so much of their service with a previous employer as the Committee may specify. All such decisions by the Committee and the reasons therefor shall be recorded in writing in the minutes of the meeting at which a decision thereon is reached.

                       (j) Service following re-employment shall be determined in accordance with Section 3.4.

                  (66) SEVERANCE FROM SERVICE DATE: The earlier of (a) the date an Employee quits, retires, is discharged or dies, or (b) the first anniversary of the date an Employee separates from Service with the Employer or an Aggregated Employer and remains absent (with or without pay) for a reason other than quitting, retiring, being discharged or dying (e.g., leave of absence, layoff, sickness, holiday, vacation or disability.

                  (67) SUPER TOP-HEAVY PLAN: The Plan will be a Super Top-Heavy Plan with respect to any Plan Year which begins after December 31, 1983, in which as of the Determination Date it is a Top-Heavy Plan in which the Present Value of Accrued Benefits for Key Employees exceeds ninety percent of the Present Value of Accrued Benefits for all Key Employees and Nonkey Employees who are or were Plan Participants. In determining whether a Plan is a Super Top-Heavy Plan, all the rules of determining whether the Plan is a Top-Heavy Plan shall be applied except that "ninety percent" shall be substituted for "sixty percent." The Plan shall not be a Super Top-Heavy Plan with respect to any Plan Year which begins on or before December 31, 1983.

                  (68) SURVIVING SPOUSE: The surviving spouse of a Participant on the date of the Participant's death. A former spouse of a Participant will be treated as a Surviving Spouse to the extent it specifically is provided under a Qualified Domestic Relations Order as described in Article VI of this Plan and Code ss.414(p).

                  (69) SUSPENSE ACCOUNT: The account maintained for the Trustee to record any part of the Matching Contribution which is an excess Annual Addition under Section 5.3 of the Plan and adjustments relating thereto.

                  (70) TOP-HEAVY PLAN: The Plan will be a Top-Heavy Plan with respect to any Plan Year which begins after December 31, 1983 in which as of the Determination Date the Present Value of Accrued Benefits under the Plan for all Key Employees exceeds sixty percent of the Present Value of Accrued Benefits for all Key Employees and Nonkey Employees who are or were Plan Participants; provided, that if any individual is a Nonkey Employee with respect to any Plan Year but was a Key Employee with respect to any prior Plan Year, the Present Value of Accrued Benefits for such individual shall not be taken into account in determining whether the Plan is a Top-Heavy Plan. In determining whether the Plan is a Top-Heavy Plan, the Plan shall be aggregated with each plan of an Employer or Aggregated Employer in which a Key Employee is a participant and with each other plan of an Employer or Aggregated Employer which enables any such plan to meet the requirements of Code ss.ss.401(a)(4) or 410, and may be aggregated with any or all other plans of an Employer or Aggregated Employer if such aggregation group would continue to meet the requirements of Code ss.ss.401(a)(4) and 410 with such plan being taken into account. If the Plan must or may be aggregated with any other plan, the top-heavy ratio for the aggregated group shall be determined by adding together the numerators for each plan, and then adding together the denominators for each plan. The Plan shall not be a Top-Heavy Plan with respect to any Plan Year beginning on or before December 31, 1983.

                  (71) TOP-HEAVY YEAR OF SERVICE: A Year of Service ending in a Plan Year beginning on or after January 1, 1984 during which a Plan Year ends for which the Plan is a Top-Heavy Plan.

                  (72) TOP PAID GROUP: For any Plan Year, the group consisting of the top twenty percent of employees who performed services for the Employer during the Plan Year when ranked on the basis of 415 Compensation paid during such year, determined as provided in Code ss.414(q) and regulations issued thereunder. All active employees and leased employees under Code ss.414(n) shall be counted in determining the Top Paid Group, without any exclusion for age or service or collective bargaining employees, except that employees who are non-resident aliens with no United States source income shall be excluded.

                  (73) TRUST, TRUST FUND or TRUST AGREEMENT: The fund known as the Denny's Inc. Profit Sharing Retirement Trust maintained in accordance with the terms of the Denny's Inc. Profit Sharing Retirement Plan Trust Agreement, as from time to time amended, which is incorporated and made a part of this Plan.

                  (74) TRUSTEE: The corporation or individuals appointed under the Trust Agreement to administer the Trust.

                  (75) VALUATION DATE: The Anniversary Date in each Plan Year, December 31, plus any other interim dates during the Plan Year which the Committee designates as Valuation Dates. The Committee may develop reasonable rules and procedures for designating additional Valuation Dates, which rules and procedures may include using different Valuation Dates for different purposes under the Plan and valuing assets and allocating income to Participant accounts as of different Valuation Dates depending on the investment vehicle in which the assets are invested. Additional Valuation Dates may be designated by the Committee at any time.

                  (76) YEAR OF SERVICE: Twelve months of Service as defined in
Section 2.1. Years of Service following re-employment shall be determined in accordance with Section 3.4.

         2.2 Construction: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section.

         2.3 Governing Law: This Plan and Trust shall be governed to the maximum extent by federal law under ERISA. To the extent not so preempted or otherwise governed by ERISA, the laws of the State of South Carolina shall control on all other matters.

         2.4 Effect of Restatement: If the Plan's restatement as of January 1, 1987 fails to qualify under the Code upon its submission to the Internal Revenue Service, the Employer may elect to make further amendments as requested by the Internal Revenue Service or, alternatively, to withdraw this restatement and continue to operate the Plan under the documents in effect prior to the restatement.

                     ARTICLE III. PARTICIPATION AND SERVICE

         3.1 Participation: An Employee included under the prior provisions of the Plan as of the Effective Date shall continue to participate in accordance with the provisions of this amended and restated Plan. Each other Employee shall be eligible to participate as of the date following the latest of (a) the date he becomes an Employee, (b) the date on which he attains age twenty-one (or age eighteen for Employees hired prior to January 1, 1988), and (c) the date he completes one Year of Service.

         3.2 Service: A Participant's eligibility for benefits under the Plan shall be based on his period of Service, determined in accordance with the definition of Service in Section 2.1.

         3.3 Inactive Status: In the event that any Participant transfers out of employment with the Employer after the Effective Date, his Matching Contribution Account shall be placed on inactive status and he shall not be eligible to make Pre-Tax Deferrals, but he shall continue to receive Income allocations in accordance with Section 5.2(a). In the event such Participant is re-employed by the Employer in a subsequent Plan Year, his Matching Contribution Account shall revert to active status with full rights and privileges under this Plan resuming as of such Plan Year.

         3.4 Participation and Service Upon Reemployment:

             (a) Participation Ceases Upon Termination of Employment:
Participation in the Plan shall cease upon termination of employment with the Employer. Such termination of employment may have resulted from retirement, death or voluntary or involuntary termination of employment, unauthorized absence, or by failure to return to active employment with the Employer by the date on which an Authorized Leave of Absence expired.

             (b) Special Rules Regarding Reemployment: Upon the reemployment of any person after his Severance From Service Date, the following rules shall apply in determining his Participation and vesting in the Plan and his Service:

                 (1) Plan Participation:

                     (i) Employee Who Had Not Been a Participant: If the reemployed Employee was not a Participant in the Plan during his prior period of employment he shall commence Participation after he has met the requirements of
Section 3.1 as if he were a new Employee; provided, that any Service attributable to his prior period of employment shall be taken into account for such reemployed Employee unless the number of consecutive one-year Breaks in Service equals or exceeds the greater of (A) five or (B) the aggregate number of Years of Service before the consecutive Breaks in Service (such aggregate number not including Years of Service disregarded by reason of prior periods of Breaks in Service). Notwithstanding the foregoing, if an Employee is re-employed by the Employer after his Severance From Service Date and the Employee receives credit for Service during his Period of Severance as provided in Section 2.1(65)(b) or Section 2.1(65)(c) and the Employee satisfied the eligibility requirements of Section 3.1 during the Period of Severance, he shall be entitled to participate in the Plan on his date of re-employment; provided, that in no event shall an Employee be entitled to participate in the Plan prior to the Entry Date on which he would have participated in the Plan had he never separated from Service.

                     (ii) Employee Who Had Been a Participant: If the reemployed Employee was a Participant in the Plan during his prior period of employment or had completed the eligibility requirements but had not become a Participant, he shall be entitled to reparticipate in the Plan on his date of reemployment for all purposes; provided, that his ability to elect to make Employee Pre-Tax Contributions shall be subject to the Plan's normal rules and procedures which may delay the election of making Employee Pre-Tax Contributions to the next Change Date.

                  (2)     Computation of Service for Vesting Purposes:

                          (i)  Employee Who Previously Had Vested Interest: In
the case of a reemployed Employee whose prior employment terminated while he was a Participant with any vested interest in his account under Article VI, any Service attributable to his prior period of employment shall be reinstated as of the date of his reparticipation.

                         (ii)  Employee Without Previous Vested Interest: In the
case of a reemployed Employee who was a Participant whose prior employment terminated without a vested interest in his account under Article VI, any Service on or after the REA Effective Date which is attributable to his prior period of employment shall be taken into account unless the number of consecutive one-year Breaks in Service equals or exceeds five. Provided that, prior to the REA Effective Date in the case of a reemployed Employee whose prior employment terminated before he became a Participant in the Plan, or before he acquired any vested interest in his account under Article VI, any Service attributable to his prior period of employment shall not be taken into account if the number of consecutive years of Break in Service equals or exceeds the aggregate number of his pre-break Years of Service.

                   ARTICLE IV. CONTRIBUTIONS AND FORFEITURES

         4.1 Matching Contributions and Pre-Tax Deferrals: The Employer in its discretion may, for each year, contribute an amount as it may determine. Such amount shall not exceed the lesser of the following amounts:

                  (a) The amount which is elected to be deferred by Participants as Pre-Tax Deferrals under Section 4.3, plus

                  (b) An amount equal to 100% of each Participant's Pre-Tax Deferrals which are not in excess of 3% of that Participant's Compensation; or

                  (c) Fifteen percent of all 415 Compensation (which excludes amounts deferred pursuant to Code ss.401(k)) paid or accrued in the Plan Year to all Participants in the employ of the Employer who are eligible to receive an allocation to their accounts in accordance with the provisions of Section 5.2, plus any contribution carryover, pre-1987 limitation carryforward, or other amounts permitted (even if not deductible) under Code ss.404(a), and less any Employer contributions or Employee pre-tax contributions to any other profit sharing plan or Code ss.401(k) plan of the Employer.

         All contributions of the Employer shall be made in cash or other property permitted by ERISA, and shall be conditioned upon their deductibility under Code ss.404 and shall be paid to the Trustee, and payments shall be made not later than the date prescribed by law for filing the Employer's federal income tax returns, including extensions which have been granted for the filing of such tax returns; provided, that Pre-Tax Deferrals made pursuant to Participants' elections under Section 4.3 shall be paid to the Trustee on the earliest date on which such contributions can reasonably be segregated from the Employer's general assets but not later than ninety days after the date on which the deferred amount otherwise would have been payable to the Participant (or such longer period permitted by the Commissioner or under ERISA). Contributions of the Employer which are determined to be nondeductible shall be returned to the Employer in accordance with the provisions of the Trust Agreement.

         4.2      Employee After-Tax Contributions by Participants Not
Permitted: Effective on and after June 30, 1984, Participants are not required or permitted to make any contributions under this Plan.

         4.3      Participant's Election to Make Pre-Tax Deferrals:

                  (a) Election: By written election, made and filed with the Committee pursuant to the Committee's rules and regulations and prior to the Change Date at which such election is to take effect, a Participant may elect to have a whole percentage between one percent and fifteen percent (or such higher or lower percentage as may be allowed by the Committee's rules or regulations) of his Compensation contributed as a Pre-Tax Deferral to the Plan. As an administrative matter, in calculating the amount to be withheld from a Participant's periodic pay as an Pre-Tax Deferral, the Committee may adopt rules and procedures whereby the amount of periodic withholding is determined by using a dollar figure or by using a percentage of base pay or of some other amount which is not identical to Compensation; provided, that for purposes of applying the various nondiscrimination and other tests required by the Code, the definition of Compensation will still be utilized.

                  (b) General $7,000 Limitation on Pre-Tax Deferrals:
Notwithstanding the foregoing, for Plan Years beginning after December 31, 1986, no Participant's Pre-Tax Deferrals to this Plan and any other cash or deferred arrangement of any employer may exceed $7,000 for any taxable year (i.e., generally the calendar year) of the Participant. The foregoing $7,000 limitation shall be adjusted automatically each year to reflect cost-of-living adjustments announced by the Commissioner. Amounts contributed by a Participant in excess of such limit (plus Income attributable thereto through the most recent Valuation
Date) may be distributed by the Plan to that Participant in accordance with Code ss.402(g)(2) on or before April 15 of the following calendar year; provided, that the Plan need not make such distribution unless so requested in writing by the affected Participant on or before March 1 of the following calendar year, but if not distributed, any amount contributed in excess of the amount permitted under Code ss.402(g) shall be considered an after-tax employee contribution, credited to the affected Participant's Employee After-Tax Contribution Account, and thereafter separately accounted for under the Plan. Such distributed or redesignated amounts nevertheless shall continue to be considered for Highly Compensated Employees (but not for Non-Highly Compensated Employees) for purposes of the Plan's Actual Deferral Percentage.

                  (c) Elections and Modification or Revocation of Elections:
Elections to make, withdraw, modify, discontinue or resume Pre-Tax Deferrals shall be in writing, signed by the Participant and on such form or forms as the Committee shall provide. Elections to make Pre-Tax Deferrals, to change the percentage of such payroll deductions or to discontinue such payroll deductions must be filed with the Committee and will be effective on the next Change Date (or later Change Date prescribed by the Participant); provided that the amount of payroll deductions for Employee Pre-Tax Contributions may be changed no more often than once a calendar quarter. The Committee may develop rules and procedures regarding Change Dates and the modification or revocation of elections, which rules and procedures may discriminate against Highly Compensated Employees.

                  (d) Withdrawal and Distribution: A Participant may request to have an in-service withdrawal from his Pre-Tax Account only in accordance with
Section 6.5. Upon termination of employment, the Pre-Tax Account shall be distributed in accordance with Article VI.

         4.4 Limitations on Pre-Tax Deferrals and on Matching Contributions and Employee After-Tax Contributions:

                  (a) Special Rules Limiting Pre-Tax Deferrals under Code ss.401(k):

                           (1) Upon receipt of all Pre-Tax Deferral elections at
the adoption of the Plan, and periodically thereafter (but no less frequently than as of the Anniversary Date each Plan Year), the Employer shall check the Actual Deferral Percentages against the tests set forth in Subsection (4) below. The Committee shall formulate limits and rules regarding the percentage of Compensation which may be deferred by Participants to the extent it deems necessary or desirable in order to meet one of the tests. Any such limits and rules may discriminate against Participants who are Highly Compensated Employees.

                           (2) In the event that neither test in Subsection (4)
is met as of the last day of any Plan Year, the Committee shall:

                               (i)   Request that the Employer make an
additional contribution to the Plan, which contribution shall be allocated among Pre-Tax Deferral Accounts in one of the following manners, as specified by the
Committee: (A) as if it were an additional Matching Contribution allocated based upon some stated amount of Pre-Tax Deferrals, either among all Participants or just among those Participants who are Non-Highly Compensated Employees; or (B) in the proportion that each Participant's Compensation bears to the total Compensation of all affected Participants, with such additional contribution either being made with respect to all Participants or just among those Participants who are Non-Highly Compensated Employees.

                               (ii)  In addition to or as an alternative to the
foregoing, the Committee may request that the Employer designate that all or part of the Matching Contribution which it will put into the accounts of either all Participants or just those Participants who are Non-Highly Compensated Employees be designated a "Qualified Non-elective Contribution" as described in regulations under Code Section 401(k) and be allocated to such Participants' Pre-Tax Accounts.

                               (iii) In addition to or as an alternative to the
foregoing, the Committee may in its discretion require that Participants who are Highly Compensated Employees be required to amend their Pre-Tax Deferral percentage elections and/or to elect to receive as a cash distribution under Code ss.401(k)(8) Excess Deferrals already contributed to the Plan with respect to the Plan Year, plus any Income attributable thereto (computed in accordance with the Trustee's usual procedures for allocating Income to Participant's accounts). If any Pre-Tax Deferrals are distributed pursuant to this Section, any Matching Contributions allocated to the Participant's Employer Matching Account by reference to those Pre-Tax Deferrals also must be distributed (if such Matching Contributions are vested), or forfeited (if such Matching Contributions are not vested) as required to comply with ss.401(a) of the Commissioner's regulations. In all events, the Committee's determination as to which Participants will be affected under this subparagraph (iii) shall be determined by reducing the deferrals of Participants who are Highly Compensated Employees in order of their Actual Deferral Percentages, beginning with the highest such percentage during that Plan Year. Any cash distributions under the foregoing sentence shall be treated as if they had never been deferred to the Plan under Section 4.3.

                           (3) The timing of any corrective measures under
Subsection (2) above should be as follows: (i) any additional amounts contributed pursuant to Subsection (2)(i) or (ii) above shall be deposited in the affected Participants' Pre-Tax Accounts no later than the date prescribed by law for filing the Employer's federal income tax returns, including extensions which have been granted for the filing of such tax return; (ii) any cash distribution of Excess Deferrals pursuant to Subsection (2)(iii) above must be made to the appropriate Highly Compensated Employees after the close of the Plan Year in which the Excess Deferral arose and within twelve months after the close of that Plan Year.

                           (4) As of each Anniversary Date (and more frequently
as deemed necessary by the Committee), all Participants who were directly or indirectly eligible to make a Pre-Tax Deferral for all or a portion of the Plan Year shall be separated into the Highly Compensated Employee group (including Family Members of Highly Compensated Employees) and the Non-Highly Compensated Employee group. One of the following two tests must be satisfied as of each Anniversary Date for there not to be a further Employer Contribution and/or amendment of salary deferral elections and/or required cash election and/or recharacterization by Highly Compensated Employees under Subsection (2) above:

                               TEST I - the Actual Deferral Percentage for the Highly Compensated Employee group is not more than the Actual Deferral Percentage of the Non-Highly Compensated Employee group for the same Plan Year multiplied by 1.25.

                               TEST II - the excess of the Actual Deferral
                               Percentage for the Highly Compensated Employee group over the Non-Highly Compensated Employee group for the same Plan Year is not more than two percentage points, and the Actual Deferral Percentage for the Highly Compensated Employee Group is not more than the Actual Deferral Percentage of the Non-Highly Compensated Employee group multiplied by 2.0.

Notwithstanding the foregoing, the use of Test II shall be limited to the extent necessary in order to avoid any restrictions on the use of this "alternative limitation" which have been promulgated by the Commissioner, as further described in Subsection (b)(5) below.

                           (5) Each group's Actual Deferral Percentage and Test
I and Test II shall be determined in accordance with Code ss.401(k) and any related rules or regulations of the Commissioner.

                  (b)      Special Rules Limiting Matching Contributions:

                           (1) At the adoption of the Plan, and periodically
thereafter (but not less frequently than as of the Anniversary Date each Plan
Year), the Employer shall check the Actual Contribution Percentages against the tests set forth in Subsection (4) below. The Committee may formulate limits and rules regarding the contribution and/or allocation of any Matching Contributions to the extent it deems necessary or desirable in order to meet one of the tests. Any such limits and rules may discriminate against Participants who are Highly Compensated Employees.

                           (2) In the event that neither test in Subsection (4)
is met as of the last day of any Plan Year, the Committee shall:

                               (i)     Request that the Employer make an
additional Matching Contribution to the Plan, which contribution shall be allocated among Matching Accounts as an additional Matching Contribution allocated based upon some stated amount of Pre-Tax Deferrals either among all Participants or just among those Participants who are Non-Highly Compensated Employees; or

                               (ii)    In addition to or as an alternative to
the foregoing, the Committee may, in its discretion, require that Participants who are Highly Compensated Employees be required to receive as a cash distribution under Code ss.401(m)(6) any Excess Contributions of vested Matching Contributions already contributed to the Plan with respect to the Plan Year, plus any Income attributable thereto (computed in accordance with the Trustee's usual procedures for allocating Income to Participant's accounts). In all events, the Committee's determination as to which Participants will be affected shall be determined under this subparagraph (ii) by reducing the Matching Contributions by or on behalf of Participants who are Highly Compensated Employees in order of their Actual Contribution Percentages, beginning with the highest such percentage during that Plan Year. Any cash distributions under the foregoing sentence shall be treated as if they had never been contributed to the Plan under Section 4.1.

                               (iii)   In addition to or as an alternative to
the foregoing, the Committee may require that non-vested Matching Contributions be forfeited to correct Excess Contributions.

                           (3) The timing of any corrective measures under
Subsection (2) above shall be as follows: (i) any additional amount to be contributed pursuant to Subsection (2)(i) above shall be deposited in the affected Participants' Matching Accounts no later than the date prescribed by law for filing the Employers' federal income tax return, including extensions which have been granted for the filing of such tax return; and (ii) any cash distribution of Excess Contributions of Matching Contributions pursuant to Subsection (2)(ii) above must be made to the appropriate Highly Compensated Employees after the close of the Plan Year in which the Excess Contribution arose and within twelve months after the close of that Plan Year.

                           (4) As of each Anniversary Date (and more frequently
as deemed necessary by the Committee), all Participants shall be divided into the Highly Compensated Employee group (including Family Members of Highly Compensated Employees) and the Non-Highly Compensated Employee group. One of the following two tests must be satisfied as of each Anniversary Date for there not to be a further Employer Matching Contribution and/or required cash election by Highly Compensated Employees under Subsection (2) above:

                                    TEST I - the Actual Contribution Percentage for the Highly Compensated Employee group is not more than the Actual Contribution Percentage of the Non-Highly Compensated Employee group multiplied by 1.25.

                                    TEST II - the excess of the Actual
                                    Contribution Percentage for the Highly
                                    Compensated Employee group over the
                                    Non-Highly Compensated Employee group is not more than two percentage points, and the Actual Contribution Percentage for the Highly Compensated Employee group is not more than the Actual Contribution Percentage of the Non-Highly Compensated Employee group multiplied by 2.0.

Notwithstanding the foregoing, the use of Test II shall be limited to the extent necessary in order to avoid any restrictions on the use of this "alternative limitation" which have been promulgated by the Commissioner, as described in Subsection (5) below.

                           (5)      Restriction on Multiple Use of Test II:  The
following restrictions shall apply in any case where the Plan is required to use Test II for computing both the maximum ADP and ACP limitations for Highly Compensated Employees. In such case, the sum of the ADP and ACP for Highly Compensated Employees may not exceed the greater of (i) or (ii) below:

                                    (i)     the sum of:

                                            (A)  1.25 times the greater of the
ADP or the ACP for Non-Highly Compensated Employees, plus

                                            (B)  2.0 times the lesser of the ADP
or the ACP for Non-Highly Compensated Employees, provided that this figure may not exceed the lesser of the ADP or the ACP for Non-Highly Compensated Employees by more than two percentage points.

                               (ii) the sum of:

                                            (A)  1.25 times the lesser of the
ADP or the ACP for Non-Highly Compensated Employees, plus

                                            (B)  2.0 times the greater of the
ADP or the ACP for Non-Highly Compensated Employees, provided that this figure may not exceed the greater of the ADP or the ACP for Non-Highly Compensated Employees by more than two percentage points.

In the event that such aggregate limitation is exceeded, correction shall be made by reducing the ACP for Highly Compensated Employees in accordance with this Subsection (b) to the extent necessary to meet this aggregate limitation.

                      (6) Each group's Actual Contribution Percentage and Test I and Test II shall be determined in accordance with Code ss.401(m) and any related rules and regulations of the Commissioner.

         4.5      Rollover Contributions:

                  (a) In General: Subject to all the provisions of this Plan, a Participant, including any other Employee who is considered a Participant under
Section 2.1(52), may direct the appropriate fiduciary of any qualified retirement plan of another employer to distribute or transfer directly to the Trustee any portion or all of such Participant's interest in the distributing or transferring plan, exclusive of contributions made by the Participant thereunder except that a Participant may rollover into this Plan employee contributions deductible under Code ss.219(e)(2) to the extent such amounts are thereafter accounted for separately and also may rollover elective contributions considered employer contributions under Code ss.401(k). Alternatively, the Participant may personally present such amount to the Trustee within sixty days of receipt thereof as a distribution from another qualified retirement plan. In addition, an Employee who has become a Participant who has established an Individual Retirement Account solely for the purpose of serving as a repository for distributions from the qualified retirement plan of a former employer, and who has not made any contributions to such Individual Retirement Account on his own behalf also may transfer or present within sixty days of receipt part or all of the assets of such Individual Retirement Account to the Trustee.

                  Upon the receipt of such a rollover contribution, the Trustee shall establish a Rollover Account for the Participant on whose behalf the distribution was received. The value of the Rollover Account so established shall be fully vested and nonforfeitable at all times.

                  (b) Requirements and Conditions With Respect to Rollover
Contributions: Rollover contributions shall further be subject to the following conditions:

                      (1) No Interim Withdrawals: No withdrawals from Rollover Accounts shall be permitted until such time as the Participant is otherwise eligible to receive his Pre-Tax Deferrals as provided in Section 6.5.

                      (2) Certification: The Participant shall at the Committee's request present a written certification in a form acceptable to the Committee to the effect that: The amount received as a rollover contribution is attributable only to amounts to the Participant's credit in a qualified retirement plan or rollover Individual Retirement Account; no portion of such amount consists of contributions made by the Participant other than employee contributions deductible under Code ss.219(e)(2) and elective contributions considered employer contributions under ss.401(k); specifying any amounts transferred which are subject to any restrictions under

Code ss.401(a)(9) or ss.402(c)(4) or otherwise; and if such amount is being paid by the Participant personally, it was received within the prior sixty calendar days.

                      (3) Other Limitations: No rollover contribution shall be accepted (i) directly or indirectly from an Individual Retirement Account to which the Participant contributed on his own behalf; or (ii) which consists in whole or in part of insurance contract(s) with respect to which future premium payments are or may become due, unless there are sufficient other assets being transferred so as to make maintenance of such contract(s) feasible without violation of any limitation on assets which may be applied for that purpose; or (iii) which consists of amounts not eligible for rollover treatment under Code ss.402(c)(4) because such amounts were part of a series of payments or required to be distributed under Code ss.401(a)(9).

                      (4) No Transfer Allowed from Plan Subject to Code ss.417: No direct or indirect transfer will be permitted into this Plan from (i) a plan which is a defined benefit pension plan, (ii) a defined contribution plan subject to the minimum funding standards of Code ss.412 (e.g., a money purchase or target benefit pension plan), or (iii) any other defined contribution plan that does not meet the requirements of Code ss.401(a)(11)(B)(iii)(I) and (II) regarding all death benefits being paid to a Surviving Spouse absent spousal consent and regarding the Participant's ability to elect a life annuity form of payment. Rollovers into this Plan which are not direct or indirect transfers (i.e., which have actually been distributed to the Participant by the other plan) will be permitted with respect to benefits attributable to such a plan.

                  (c) Directed Rollover Option: Effective January 1, 1993, a distribution from this Plan may be directly rolled over to another plan pursuant to the provisions of Subsection 6.4(g).

         4.6 Disposition of Forfeitures: Upon termination of employment, a Participant's Forfeiture, if any, shall be maintained in his Matching Account until his Forfeiture Date, which is the earlier of (A) the date on which he has received a distribution of the entire non-forfeitable portion of his account (or deemed distribution in the case of a Participant without any vesting, which deemed distribution date shall be the date of his termination of employment with the Employer) or (B) the last day of the Plan Year in which the Participant incurs five consecutive one-year Breaks in Service, and shall continue to receive Income allocations pursuant to Section 5.2(a) until such time. If the terminated Participant returns to the employ of the Employer before his Forfeiture Date, the undistributed amount in his Matching Account, including any Forfeiture still maintained in his Matching Account, plus Income allocations, shall upon reparticipation become the beginning balance in his new Matching Account. If the terminated Participant does not return before his Forfeiture Date, any vested amount remaining in the terminated Participant's accounts will be distributed to him as hereinafter provided; and his Forfeiture, plus Income allocations shall become available as of such Forfeiture Date for use as provided in Section 5.2(d) as a current or subsequent Employer contribution. If a terminated Participant who is less than one hundred percent vested in his Matching Account is reemployed after five consecutive one-year Breaks in Service, but before distribution of his vested account balance, any portion of his account that has not been distributed will be segregated in the records of the Trust and separately accounted for until such time as the Participant is one hundred percent vested in his Matching Account.

         4.7 Pay Back Provision: If a terminated Participant who is less than one hundred percent vested in the Plan receives a distribution of his entire nonforfeitable benefit derived from Pre-Tax Deferrals and/or Matching Contributions and such Former Participant returns to the employ of the Employer, then such reemployed Participant shall be given an opportunity to repay the full amount of any such prior distribution of amounts derived from Pre-Tax Deferrals and Matching Contributions as provided below. If such a reemployed Employee repays such amounts from his Pre-Tax Account and Matching Account before the earlier of five years after the first date on which he is subsequently reemployed by the Employer or the close of the first period of five consecutive one-year Breaks in Service commencing after distribution (or, in the case of a distribution from the Plan other than by reason of separation from Service, five Years after the date of the distribution), then his prior account balance shall be restored to the amount which was allocated to such accounts on the date of distribution. In the case of a reemployed Former Participant who had no vested interest in either his Pre-Tax Account or Matching Account at the time of his previous separation from Service and who therefore was deemed to have received a distribution, if such Former Participant is reemployed before he has incurred five consecutive one-year Breaks in Service, then repayment of his Pre-Tax Account and Matching Account shall be deemed to be made on the date following the Anniversary Date following reemployment.

                  If the Plan is required to restore forfeited amounts by virtue of a pay back under this Section, such restoration shall be made no later than the end of the Plan Year following the Plan Year of repayment, and the Committee may choose among any or a combination of the following permissible sources for restoration: Income of the Plan, Forfeitures which become available that Plan Year, or additional Employer contributions (which Employer contributions shall be in addition to those required or permitted by Section 4.1 of the Plan).

                ARTICLE V. ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

         5.1 Individual Accounts: The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant, Former Participant and Beneficiary. Such records shall be in the form of individual accounts and credits and charges shall be made to such accounts in the manner herein described. When appropriate, a Participant shall have a Pre-Tax Account, a Matching Account, an Employee After-Tax Contribution Account, and a Rollover Account. Subaccounts also may be maintained pursuant to rules and regulations of the Committee to reflect collective investment subaccounts, segregated subaccounts and any other subaccounts deemed necessary or desirable by the Committee. The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each account shall not be required. Distributions and withdrawals made from an account shall be charged to the account as of the date paid.

         5.2 Account Adjustments: The accounts of Participants, Former Participants and Beneficiaries and the Suspense Account shall be adjusted in accordance with the following:

                  (a) Income: As of each Valuation Date, the Income of the Trust Fund since the last Valuation Date shall be allocated among the Suspense Account and the accounts of Participants, Former Participants and Beneficiaries who had unpaid balances in their accounts on the Valuation Date in proportion to the balances in such accounts immediately following the prior Valuation Date, but after first reducing each such account balance by the amount of any distributions, withdrawals and directed investments from the account since the prior Valuation Date, and after increasing the balance in each Pre-Tax Account, Matching Account and Rollover Account since the prior Valuation Date by a weighted proportion of any Pre-Tax Deferrals, Matching Contributions and rollover contributions since the last Valuation Date weighted in accordance with the Trustee's customary and reasonable accounting procedures. The Income since the prior Valuation Date attributable to any investment of any collective investment subaccount which has been established in accordance with the Trust Agreement also shall be allocated to such account as of each Valuation Date, or at such other times (including any distribution date), as may be appropriate under the Trustee's normal procedures for such accounts. All valuations shall be based on the fair market value of assets in the Trust Fund on the Valuation Date or other distribution date. Notwithstanding the foregoing, in the event that the Plan's assets are invested among collective investment funds as provided in the Trust Agreement, the foregoing allocation of Income shall be adjusted to reflect the segregation of each such collective investment fund.

                  (b) Pre-Tax Deferrals: A Participant's Pre-Tax Deferrals under
Section 4.3 during the Plan Year, and other amounts contributed by the Employer to the Pre-Tax Accounts of Participants pursuant to Section 4.4(a)(2)(i), shall be allocated to his Pre-Tax Account when received by the Trustee (less amounts required to be withdrawn as cash under Section 4.4).

                  (c) Employer Contributions: As of each Valuation Date (or more frequently in the Committee's discretion exercised in a manner that is not discriminatory with respect to different Participants), the Employer contributions (if any) for the Plan Year shall be allocated among those Participants who were in the employ of the Employer during the period from the last allocation date. Such allocations shall be made in accordance with the following formula (subject to subsection (e) below):

                      Each eligible Participant's Matching Account shall receive a portion of the Employer contribution which is equal to 100% of the Participant's total Pre-Tax Deferrals made by the Participant since the last allocation date which are equal to or less than 3% of that Participant's Compensation since the last allocation date.

                  (d) Forfeitures: Forfeitures assessed against Participants' accounts as provided in Section 4.6 shall be retained in a Forfeitures account and shall be available for reallocation as provided in this section. As of each Valuation Date (or, if earlier, the Plan's termination date), Forfeitures which have become available for reallocation since the prior Valuation Date shall be used to reduce current or future Employer contributions to be made under subsection (c) above.

                  (e) Minimum Contributions and Forfeitures for a Top-Heavy
Plan: For any Plan Year in which the Plan is a Top-Heavy Plan, the allocation formula will be changed to the extent necessary so that each Participant who is a Nonkey Employee and who has not separated from Service on the Anniversary Date will receive a total allocation to his Matching Account (including both Employer contributions and Forfeitures for that Plan Year) which is equal to the lesser of the following percentages of his 4l5 Compensation for that Plan Year: (i) three percent or (ii) the highest percentage provided under the Plan during that Plan Year on behalf of a Key Employee (with the percentage being determined for each Key Employee by using that part of his 4l5 Compensation which is not in excess of $150,000 (or $200,000 for Plan Years beginning before January 1, 1994) or other higher amount applicable under Code ss.401(a)(17) and, effective for Plan Years beginning after December 31, 1988, by taking into account all Pre-Tax Deferrals under Code ss.401(k) and matching contributions for that Key Employee); provided, that the minimum contribution may be less than three percent only if the Plan is not used by a defined benefit plan (whether active or wasting) to meet the participation tests of Code ss.ss.401(a)(4) or 410. Effective for Plan Years beginning after December 31, 1988, amounts contributed at a Participant's election under Code ss.401(k) and any matching contributions allocated to Nonkey Employees which are necessary in order to satisfy the requirements of Code ss.ss.401(k) and 401(m) may not be offset against the aforesaid minimum contribution for a Participant, but amounts contributed by the Employer as qualified non-elective contributions under Code ss.401(m)(4)(C) and matching contributions not necessary to satisfy Code ss.401(k) or (m) may be offset. In all cases, Employer contributions and forfeitures allocated to a Participant from any other tax-qualified defined contribution plan of the Employer and any Aggregated Employer required or permitted to be aggregated as described in the definition of Top-Heavy Plan in Section 2.1 which meet the top-heavy minimum contribution shall be offset. In the case of a Participant covered both by tax-qualified defined contribution plan(s) and tax-qualified defined benefit plan(s) of the Employer and any Aggregated Employer required or permitted to be aggregated as described in the definition of Top-Heavy Plan in
Section 2.1, each Participant shall receive an aggregate minimum benefit and contribution at least equal (using a comparability analysis) to the minimum defined benefit (as defined in the Employer's defined benefit plan) in any Plan Year in which the Plan is a Top-Heavy Plan.

                  (f) Rollover Contributions: A Participant's rollover contributions for the Plan Year shall be allocated to his Rollover Account when received by the Trustee.

         5.3      Maximum Additions:

                  (a) 415 Limitation: Notwithstanding anything contained herein to the contrary, the total Additions made to the Matching Account, Pre-Tax Account and Employee After-Tax Contribution Account (or comparable accounts) of a Participant in the Plan and all other defined contribution plans (whether or not terminated) of the Employer and any Aggregated Employer for any Limitation Year shall not exceed the "4l5 Limitation" which is the lesser of (i) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code ss.415(b)(1)(A) for that Plan Year) or (ii) twenty-five percent of the Participant's 4l5 Compensation for such Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different consecutive twelve month period, the (a)(i) amount will be multiplied by a fraction whose numerator is the number of months in the short Limitation Year and whose denominator is twelve; and the (a)(ii) amount will be based upon the Participant's 4l5 Compensation for the short Limitation Year.

                  (b) Return of Pre-Tax Deferrals: The Trustee will return any Pre-Tax Deferrals (within the meaning of Code ss.402(g)) made by a Participant (plus earnings and gains attributable thereto) to the extent necessary to reduce the total Additions for that Plan Year so as not to exceed the 4l5 Limitation on Annual Additions.

                  (c) Suspense Account: If as a result of the allocation of Forfeitures or a reasonable error in estimating a Participant's annual Compensation, or in determining the amount of Pre-Tax Deferrals within the meaning of Code ss.402(g) that may be made within the limits of Code ss.415 (or under other limited facts and circumstances which the Commissioner finds justify the availability of the rules set forth in this Plan pursuant to Commissioner's Regulation ss.l.4l5-6), the Annual Additions for a Participant would exceed the 4l5 Limitation, then amounts in excess of the 4l5 Limitation shall be treated in accordance with this subparagraph. Any excess amounts in a Participant's account shall be used to reduce Employer Contributions for the next Limitation Year (and succeeding years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year. If that Participant is not covered by the Plan as of the end of the Limitation Year, then the excess amounts shall be transferred to and held unallocated in a Suspense Account for the Limitation Year and allocated and reallocated as necessary to prevent the relevant 4l5 Limitations from being exceeded in the next Limitation Year (and succeeding Limitation Years as necessary) to all the remaining Participants in the Plan. Furthermore, the excess amounts in the Suspense Account must be used to reduce Employer contributions for the next Limitation Year (and succeeding Limitation Years as necessary) for all Participants in the Plan. In no event may any excess amounts which are due to Employer contributions (other than amounts that are Pre-Tax Deferrals within the meaning of Code ss.402(g)) be distributed out to Participants or Former Participants.

                  (d)      Aggregate Limitations:

                           (1)      For Plan Years beginning prior to January 1,
1983, but only if the Plan was in existence on July 1, 1982:

                                    (i)   If an Employee is a Participant in
one or more defined benefit plans and one or more defined contribution plans ever maintained by the Employer and any Aggregated Employer, the sum of his defined benefit plan fraction and his defined contribution plan fraction shall not exceed 1.4 in any Limitation Year.

                                    (ii)  The term defined benefit plan fraction
in any Limitation Year shall mean a fraction the numerator of which is the sum of the projected annual benefits (as defined below) payable to the Participant (determined as of the last day of the current Limitation Year) under all defined benefit plans of the Employer and any Aggregated Employer, and the denominator of which is the projected annual benefit payable to the Participant (determined as of the last day of the current Limitation Year) if the Plan(s) provided the maximum annual benefit under the relevant 415 Limitation. For the purposes of this subsection, a Participant's "projected annual benefit" is equal to the annual benefit (i.e., the benefit payable annually in the form of a straight life annuity, but excluding benefits attributable to Employee After-Tax Contributions or rollover contributions, if any) to which the Participant in a defined benefit plan would be entitled under the terms of the plan assuming that the Participant will continue employment until reaching the later of the plan's normal retirement age or his current age, that the Participant's 415 Compensation for the Limitation Year under consideration will remain the same until the date the Participant attains the later of the normal retirement age or his current age, and that all other relevant factors used to determine benefits under the plan for the Limitation Year under consideration will remain constant for all future Limitation Years.

                                    (iii) The term defined contribution plan
fraction in any Limitation Year shall mean a fraction the numerator of which is the sum of the Annual Additions made to the Participant's account(s) as of the last day of the current Limitation Year and for all prior Limitation Years under all defined contribution plans of the Employer and any Aggregated Employer, and the denominator of which is the sum of the maximum Annual Additions under the relevant 4l5 Limitations which could have been made to the Participant's account(s) for the current Limitation Year and for each prior Limitation Year in which the Participant was an Employee of the Employer and any Aggregated Employer (regardless of whether a plan was in existence during the years).

                                    (iv)  Annual Additions in the numerator of
the defined contribution plan fraction shall not exceed the aggregate maximum Annual Additions in the denominator of the defined contribution plan fraction in any Limitation Year beginning prior to January 1, 1976.

                           (2)      For all Plan Years ending prior to January
1, 1987, if the Plan was adopted after July 1, 1982; and for Plan Years beginning on or after January 1, 1983, and ending prior to January 1, 1987, if the Plan was in existence on July 1, 1982:

                                    (i)   If an Employee is a Participant in one
or more defined benefit plans and one or more defined contribution plans ever maintained by the Employer and any Aggregated Employer, the sum of his defined benefit plan fraction and his defined contribution plan fraction shall not exceed 1.0 in any Limitation Year.

                                    (ii)  The term defined benefit plan fraction
in any Limitation Year shall mean a fraction the numerator of which is the sum of the projected annual benefits (as defined below) payable to the Participant as of the last day of the current Limitation Year under all defined benefit plans of the Employer and any Aggregated Employer, and the denominator of which is the lesser of: (A) the product of 1.25 (or 1.0 in the case of a Top-Heavy Plan which does not meet the additional benefit requirements of subsection (v) below or in the case of any Super Top-Heavy Plan) multiplied by $90,000 (or such greater amount as shall be authorized by the Internal Revenue Service under cost-of-living or other statutory adjustments which shall automatically be applied on January 1 of each year when effective, or such greater or lesser amount as may be required to actuarially adjust such $90,000 limitation so it is equivalent to a benefit beginning at age sixty-two in the case of a benefit beginning before age sixty-two, or equivalent to a benefit at age sixty-five in the case of a benefit beginning after age sixty-five), or (B) the product of 1.4 multiplied by the amount which is equal to one hundred percent of the Participant's average 415 Compensation for the three highest consecutive calendar years of Participation. For the purposes of this subsection, a Participant's "Projected Annual Benefit" is equal to the annual benefit (i.e., the benefit payable annually in the form of an equivalent straight life annuity beginning no earlier than age sixty-two or later than age sixty-five, but excluding benefits attributable to Employee After-Tax Contributions or rollover contributions, if any) to which the Participant in a defined benefit plan would be entitled under the terms of the plan assuming that the Participant will continue employment until reaching the later of the plan's normal retirement age or his current age, that the Participant's 415 Compensation for the Limitation Year under consideration will remain the same until the date the Participant attains the later of the plan's normal retirement age or his current age, and that all other relevant factors used to determine benefits under the plan for the Limitation Year under consideration will remain constant for all future years. Furthermore, actuarial adjustments for form of benefit or for benefits beginning before age sixty-two shall use an interest rate assumption which is not less than the greater of five percent or the rate specified by the plan, and actuarial adjustments for benefits beginning after age sixty-five shall use an interest rate which is not greater than the lesser of five percent or the rate specified by the plan. None of the aforesaid actuarial adjustments shall be taken into account before the year for which such adjustments take effect.

                                    (iii) The term defined contribution plan
fraction in any Limitation Year shall mean a fraction the numerator of which is the sum of the Annual Additions made to the Participant's account(s) as of the last day of the current Limitation Year and for all prior Limitation Years under all defined contribution plans of the Employer and any Aggregated

Employer (less any amount which may be subtracted therefrom by virtue of the Commissioner's regulations adopted under the Tax Equity and Fiscal Responsibility Act of 1982), and the denominator of which is the sum of the lesser of the following amounts determined for each year and for each prior Year of Service: (A) the product of 1.25 (or 1.0 in the case of a Top-Heavy Plan which does not meet the additional minimum benefit requirements of subsection
(v) below or any Super Top-Heavy Plan) multiplied by the dollar limitation in effect under Code ss.415(c)(1)(A) for such year determined without regard to Code ss.415(c)(6),or (B) 1.4 multiplied by the amount which is equal to twenty-five percent of the Participant's 415 Compensation for such Limitation Year; provided, at the election of the Committee, in any year beginning after December 31, 1982 where the plan was in existence on or before July 1, 1982, the denominator of the defined contribution fraction with respect to a Participant for all years ending before January 1, 1983, shall be an amount equal to the product of the amount determined to be the denominator under the foregoing sentence multiplied by a fraction the numerator of which is the lesser of $51,875 or 1.4 multiplied by twenty-five percent of the Participant's 415 Compensation for the year ending in 1981, and the denominator of which is the lesser of $41,500 or twenty-five percent of the Participant's 415 Compensation for the year ending 1981.

                                    (iv)    Annual Additions in the numerator of
the defined contribution plan fraction shall not exceed the aggregate maximum Annual Additions in the denominator of the defined contribution plan fraction in any Limitation Year beginning prior to January 1, 1976.

                                    (v)     In computing the defined benefit
plan fraction and the defined contribution plan fraction in subsections (ii) and
(iii) above, the number 1.0 shall not be substituted for 1.25 in computing the denominator in the case of a Top-Heavy Plan (other than a Super Top-Heavy Plan) if each Nonkey Employee who is a Participant receives a certain minimum benefit or contribution under a plan of the Employer or any Aggregated Employer. The minimum benefit for these purposes in the case of a defined benefit plan shall be the product of the Participant's high consecutive five year 415 Compensation (not including 415 Compensation in Plan Years beginning before January 1, 1984, or 415 Compensation for Plan Years beginning after the close of the last Plan Year in which the Plan was not a Top-Heavy Plan) times the lesser of (A) three percent per Top-Heavy Year of Service, or (B) the sum of twenty percent plus one percent per each of the first ten Top-Heavy Years of Service. The minimum contribution for these purposes in the case of a defined contribution plan shall be a total allocation of Employer contribution and forfeitures of four percent of the 415 Compensation for each Participant who is a Nonkey Employee (but this four percent figure shall be reduced to the extent necessary in any Plan Year so that it is no more than the largest percentage provided for any Key Employee during that Plan Year, with the Key Employees' percentages being determined by using only that part of their 415 Compensation that is not in excess of $200,000). In the case of a Nonkey Employee covered both by defined contribution plan(s) and defined benefit plan(s) of the Employer and any Aggregated Employer, the Nonkey Employee must receive an aggregate benefit and contribution at least equal to the minimum defined benefit described above.

                           (3)  For all Plan Years beginning after December 31,
1986:

                                (i)  If an Employee is a Participant in one or
more defined benefit plans and one or more defined contribution plans ever maintained by the Employer and any Aggregated Employer, the sum of his defined benefit plan fraction and his defined contribution plan fraction shall not exceed 1.0 in any Limitation Year.

                                (ii) The term defined benefit plan fraction in
any Limitation Year shall mean a fraction the numerator of which is the sum of the projected annual benefits (as defined below) payable to the Participant as of the last day of the current Limitation Year under all defined benefit plans of the Employer and any Aggregated Employer, and the denominator of which is the lesser of: (A) the product of 1.25 (or 1.0 in the case of a Top-Heavy Plan which does not meet the additional benefit requirements of subsection (v) below or in the case of any Super Top-Heavy Plan) multiplied by $90,000 (or such greater amount as shall be authorized by the Internal Revenue Service under cost-of-living or other statutory adjustments which shall automatically be applied on January 1 of each year when effective, or such greater or lesser amount as may be required to actuarially adjust such $90,000 limitation so it is equivalent to a benefit beginning at the Social Security Retirement Age, as defined below), or (B) the product of 1.4 multiplied by the amount which is equal to one hundred percent of the Participant's average 415 Compensation for the three highest consecutive Years of Service (or actual number of years of employment if less than three Years of Service).

                           For purposes of this subsection, a Participant's
"Projected Annual Benefit" is equal to the annual benefit (i.e., the benefit payable annually in the form of an equivalent straight life annuity beginning at the Social Security Retirement Age, but excluding benefits attributable to Employee After-Tax Contributions or rollover contributions, if any) to which the Participant in a defined benefit plan would be entitled under the terms of the plan assuming that the Participant will continue employment until reaching the later of the plan's normal retirement age or his current age, that the Participant's 415 Compensation for the Limitation Year under consideration will remain the same until the date the Participant attains the later of the plan's normal retirement age or his current age, and that all other relevant factors used to determine benefits under the plan for the Limitation Year under consideration will remain constant for all future years.

                           Actuarial adjustments for form of benefit or for
benefits beginning before the Social Security Retirement Age shall use an interest rate assumption which is not less than the greater of five percent or the rate specified by the plan, and otherwise shall be made in the manner prescribed by the Commissioner to be consistent with the reduction for old-age insurance benefits beginning prior to the Social Security Retirement Age. Actuarial adjustments for benefits beginning after the Social Security Retirement Age shall use an interest rate which is not greater than the lesser of five percent or the rate specified by the plan. None of the aforesaid actuarial adjustments shall be taken into account before the year for which such adjustments take effect. For purposes of this subsection, "Social Security Retirement Age" shall mean the retirement age under ss.216(1) of the Social Security Act, except that such ss.216(1) shall be applied without regard to the age increase factor and as if the early retirement age under ss.216(1)(2) were age 62.

                                    (iii) The term defined contribution plan
fraction in any Limitation Year shall mean a fraction the numerator of which is the sum of the Annual Additions made to the Participant's account(s) as of the last day of the current Limitation Year and for all prior Limitation Years under all defined contribution plans of the Employer and any Aggregated Employer (less any amount which may be subtracted therefrom by virtue of the Commissioner's regulations adopted under the Tax Equity and Fiscal Responsibility Act of 1982), and the denominator of which is the sum of the lesser of the following amounts determined for each year and for each prior Year of Service: (A) the product of
1.25 (or 1.0 in the case of a Top-Heavy Plan which does not meet the additional minimum benefit requirements of subsection (v) below or any Super Top-Heavy
Plan) multiplied by the dollar limitation in effect under Code ss.415(c)(1)(A) for such year determined without regard to Code ss.415(c)(6), or (B) 1.4 multiplied by the amount which is equal to twenty-five percent of the Participant's 415 Compensation for such Limitation Year; provided, at the election of the Committee, in any year beginning after December 31, 1982 where the plan was in existence on or before July 1, 1982, the denominator of the defined contribution fraction with respect to a Participant for all years ending before January 1, 1983, shall be an amount equal to the product of the amount determined to be the denominator under the foregoing sentence multiplied by a fraction the numerator of which is the lesser of $51,875 or 1.4 multiplied by twenty-five percent of the Participant's 415 Compensation for the year ending in 1981, and the denominator of which is the lesser of $41,500 or twenty-five percent of the Participant's 415 Compensation for the year ending 1981.

                                    (iv)  Annual Additions in the numerator of
the defined contribution plan fraction shall not exceed the aggregate maximum Annual Additions in the denominator of the defined contribution plan fraction in any Limitation Year beginning prior to January 1, 1976.

                                    (v)   In computing the defined benefit plan
fraction and the defined contribution plan fraction in subsections (ii) and
(iii) above, the number 1.0 shall not be substituted for 1.25 in computing the denominator in the case of a Top-Heavy Plan (other than a Super Top-Heavy Plan) if each Nonkey Employee who is a Participant receives a certain minimum benefit or contribution under a plan of the Employer or Aggregated Employer. The minimum benefit for these purposes in the case of a defined benefit plan shall be the product of the Participant's high consecutive five year 415 Compensation (not including 415 Compensation in Plan Years beginning before January 1, 1984, or 415 Compensation for Plan Years beginning after the close of the last Plan Year in which the Plan was not a Top-Heavy Plan) times the lesser of (A) three percent per Top-Heavy Year of Service, or (B) the sum of twenty percent plus one percent per each of the first ten Top-Heavy Years of Service. The minimum contribution for these purposes in the case of a defined contribution plan shall be a total allocation of Employer contribution and forfeitures of four percent of the 415 Compensation for each Participant who is a Nonkey Employee (but this four percent figure shall be reduced to the extent necessary in any Plan Year so that it is no more than the largest percentage provided for any Key Employee during that Plan Year, with the Key Employees' percentages being determined by using only that part of their 415 Compensation that is not in excess of $150,000, or $200,000 for Plan Years beginning prior to January 1, 1994). In the case of a Nonkey Employee covered both by defined contribution plan(s) and defined benefit plan(s) of the Employer and any Aggregated Employer, the Nonkey Employee must receive an aggregate benefit and contribution at least equal to the minimum defined benefit described above.

                                    (vi)    Notwithstanding the foregoing, in
the case of any individual who is a participant as of the first day of the first plan year beginning after December 31, 1986 in a defined benefit plan which was in existence on May 6, 1986, and with respect to which the requirements of Code ss.415 have been met for all plan years, if such individual's current accrued benefit under the plan exceeds the limitation of Code ss.415(b) as amended by the Tax Reform Act of 1986, then for purposes of Code ss.415(b) and (e), the limitation of Code ss.415(b)(1)(A) with respect to such individual shall be equal to such individual's accrued benefit at the close of the last plan year beginning prior to January 1, 1987 when expressed as an annual benefit within the meaning of Code ss.415(b)(2) (but without taking into account any changes in the terms or conditions of the plan after May 5, 1986 or any cost-of-living adjustment occurring after May 5, 1986). Furthermore, in the case of a plan which satisfied the requirements of Code ss.415 for its last plan year beginning prior to January 1, 1987, in accordance with regulations that may be promulgated by the Commissioner, an amount may be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Code ss.415(e)(1) does not exceed 1.0 for such year.

                              ARTICLE VI. BENEFITS

         6.1 Retirement or Disability: If a Participant has attained Normal Retirement Age or if his employment is terminated at an earlier age because of Disability, he shall be fully vested in the amount allocated to each of his accounts and shall be entitled to receive such amount following the termination of his employment payable in accordance with Section 6.4. If a Participant elects to receive full or partial payment before termination of employment but on or after Normal Retirement Age, then any payments after termination of employment following Normal Retirement Age shall be deemed to be on account of the Participant's separation from Service.

         6.2      Death and Designation of Beneficiary:

                  (a) Death Benefits: In the event that a Participant dies while in active service with the Employer, the entire amount then allocated to each of his accounts shall be fully vested and shall be payable to his Beneficiary after receipt by the Committee of an acceptable proof of death in accordance with this Section. In the event that the Participant's death occurs after his termination of employment but before he has received all of his Plan benefits, the entire amount then allocated to each of his accounts shall not be fully vested but the vested amount then allocated to each of his accounts as provided in Section 6.3 shall be payable to his Beneficiary after receipt by the Committee of an acceptable proof of death in accordance with this Section.

                  (b) Designation of Beneficiary: Subject to the spousal consent requirements of Section 6.2(c), each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are paid if he dies before receipt of all such benefits; provided, that a Participant's or Former Participant's Beneficiary in all cases shall be his Surviving Spouse as defined in Section 2.1, unless either (i) the present value of the Participant's nonforfeitable account balance is not more than $3,500 as of the Payment Starting Date, or (ii) there is no such Surviving Spouse at the time of death or (iii) the Surviving Spouse consents to the appointment of another Beneficiary pursuant to a waiver of spousal rights as provided in Subsection (c) below. Each beneficiary designation shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime, and shall be subject to and conditioned upon any and all provisions of federal law (including, but not limited to, the Retirement Equity Act of 1984) regarding the choice of Beneficiary. Each beneficiary designation filed with the Committee will cancel all beneficiary designations previously filed with the Committee. If any Participant fails to designate a Beneficiary in the manner provided above, or if the designated Beneficiary dies before the deceased Participant or before complete distribution of the Participant's benefits and a contingent Beneficiary has not been designated, then, and in any such event, the person(s) who shall constitute the Beneficiary shall be the estate of the deceased Participant.

                  (c) Requirements of Surviving Spouse Consent to Alternative
Beneficiary: A Participant's or Former Participant's Surviving Spouse or spouse may consent to the designation of another Beneficiary if such consent is in a writing which is signed by the Participant's or Former Participant's Surviving Spouse or spouse, acknowledges the effect of the consent, and is witnessed by a notary public. The spouse's consent must acknowledge the specific non-spouse Beneficiary or explicitly permit any non-spouse Beneficiary, and such Beneficiary may not subsequently be changed to another non-spouse Beneficiary unless the spouse's consent again is obtained in the form prescribed above, or unless the spouse's prior consent expressly permitted new designations by the Participant without the requirement of further consent by the spouse. Any consent necessary under this Section will be valid only with respect to the spouse who signs the consent, but shall be irrevocable by that spouse as to the specified non-spouse Beneficiary. However, a Participant or Former Participant may revoke a spouse's waiver (and thereby cause the spouse to become a Beneficiary) at any time before the commencement of benefits by filing a new Beneficiary designation form, even without the consent of the spouse or Surviving Spouse, and the number of such revocations by a Participant or Former Participant shall not be limited. Notwithstanding the foregoing written consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, or if a Participant has a court order that he either is legally separated or has been abandoned within the meaning of local law, then a valid spousal consent will be deemed to have been made.

         6.3 Termination for Other Reasons: If a Participant's employment with the Employer is terminated before Normal Retirement Age for any reason other than Disability or death, the Participant (or his Beneficiary under Section 6.2 in the event of the Participant's death prior to his receipt of all his Plan benefits) shall be entitled to the sum of the amounts determined under
(a) and (b) below:

                  (a) Pre-Tax Account and Other Employee Accounts: The entire amount credited to his Pre-Tax Account, Employee After-Tax Contribution Account and his Rollover Account, plus

                  (b) Vested Matching Account: An amount equal to the vested percentage of his Matching Account balance. For each Employee who was a Participant on or before December 31, 1987, such vested percentage shall be determined in accordance with the following "non Top-Heavy" schedule:

                             Vested              Forfeited
Years of Service            Percentage          Percentage
----------------            ----------          ----------
Less than 1                      0%                  100%
1 but less than 2               10%                   90%
2 but less than 3               20%                   80%
3 but less than 4               30%                   70%
4 but less than 5               40%                   60%
5 or more                      100%                    0%

For all other Participants who have at least one Hour of Service with the Employer after December 31, 1987, such vested percentage shall be determined in accordance with the following "non-Top-Heavy" schedule:

                              Vested              Forfeited
Years of Service            Percentage           Percentage
----------------            ----------           ----------
Less than 5                      0%                   100%
5 or more                      100%                     0%

provided however, if the Plan becomes a Top-Heavy Plan, the vested percentage of all amounts then existing in the Matching Account of any Participant who completes at least one Hour of Service after the Plan becomes a Top-Heavy Plan (including amounts attributable to Employer contributions and Forfeitures allocated before the Plan became a Top-Heavy Plan) shall be determined in accordance with the following "Top-Heavy" schedule (unless another vesting schedule is permitted by Code ss.416 which fully vests in a less rapid manner, in which event such other permissible vesting schedule hereby is instead incorporated by reference):

                              Vested                Forfeited
Years of Service            Percentage             Percentage
----------------            ----------             ----------
Less than 1                      0%                     100%
1 but less than 2               10%                      90%
2 but less than 3               20%                      80%
3 but less than 4               40%                      60%
4 but less than 5               60%                      40%
5 or more                      100%                       0%

If the Plan ceases to be a Top-Heavy Plan, the Plan's vesting schedule automatically will be changed to the non-Top-Heavy vesting schedule.

         Notwithstanding any amendment (or automatic change by virtue of the Plan becoming or ceasing to be a Top-Heavy Plan) of the Plan's vesting schedule, the vested percentage of the amounts allocated to the Matching Account of a Participant who had been covered under the prior provisions of the Plan (such amounts being determined as of the later of (i) the date the amendment or change is adopted or (ii) the date it becomes effective) shall not be less than the vested percentage of such previously allocated amounts which the Participant would have had, had the provisions of the Plan as in effect immediately prior to the effective date continued without change. In addition, in the event the vesting provisions of the Plan are amended (or are changed automatically by virtue of the Plan becoming or ceasing to be a Top-Heavy Plan), each Participant in the Plan who has had three (or five in the case of a Participant who does not have at least one Hour of Service with the Employer for Plan Years beginning after December 31, 1988) or more Years of Service shall be permitted to make an election as provided under Section 10.2 of this Plan.

         The percentage of the Participant's Matching Account which is not vested shall be a Forfeiture subject to the provisions of Section 4.6. Payment of benefits due under this Section 6.3 shall be made in accordance with Section 6.4.

         6.4      Payment of Benefits:

                  (a) Participant's Claim for Benefits: Upon a Participant's entitlement to payment of benefits under Section 6.1 or 6.3, or a Beneficiary's entitlement to payment under Section 6.2, he shall file with the Committee his written request as to time and manner of payment on such form or forms, and subject to such conditions, as the Committee shall provide.

                  (b) Committee's Determination: Subject to the provisions of subsections (c) through (g) below, and also subject to the spousal consent requirements of Section 6.2, the Committee shall determine when payment of a Participant's benefits is to commence and the method by which his benefits will be paid, and shall direct the Trustee accordingly. The Committee shall act in accordance with this Plan in making any determinations under this section and shall not be bound by a Participant's request under this section.

                  (c) When Benefit Payments Commence:

                      (1) Payment of a Participant's benefits must commence no later than the Payment Starting Date (as defined in Section 2.l of the Plan), unless the Participant elects later payment (subject to the provisions of subsection (e) below) or is deemed to have elected to defer payment of benefits by failing to give consent to a distribution in excess of $3,500 as provided in the Commissioner's Regulation ss.1.411(a)-11(c)(7).

                      (2) Unless the Participant has consented to earlier payment, a distribution will be deferred until Normal Retirement Age, or his death; provided, that if the total of his vested benefits in all accounts does not exceed $3,500 (or, prior to the REA Effective Date, $1,750) or such other greater cash-out amount as may be provided under the Commissioner's rulings and regulations, the Committee shall require a mandatory cash-out and provide for distribution of vested benefits in a lump sum as of the earliest date permitted under Section

6.4(c)(3) below. For purposes of this mandatory cash-out provision, if the value of a Participant's vested account balance is zero, the Participant shall be deemed to have received a distribution of such vested account balance on the date of his termination of employment.

                                    Within a period of no less than thirty days
and no more than ninety days prior to a distribution, the Committee shall provide the Participant written notice of his rights to consent to a distribution and the Participant must consent in writing to the distribution in accordance with Treasury Regulation ss.1.411(a)-11(C); provided that, subject to the rules relating to the timing of distributions in Section 6.4(c)(3) below, such distribution may commence less than thirty days after such notice is given, provided that (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least thirty days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

                           (3)      Distributions to any Participant,
Beneficiary, or Alternate Payee may be made as soon as administratively practicable following the next allocation date after the date of the Participant's separation from Service and the Committee's receipt and processing of the distribution forms, or earlier distribution date permitted to an Alternate Payee, valued as of the Valuation Date immediately preceding the distribution date.

                           Notwithstanding the foregoing, in any event where the
Trustee has determined that the value of the Trust has declined since the last Valuation Date in a manner which would cause the distribution of Plan assets based on the prior Valuation Date to injure other Plan Participants, then distributions under this Plan will be delayed (except to the extent required in Code ss.401(a)(9) and the regulations thereunder) until the next Valuation Date as of which a distribution would not cause harm to other Plan Participants.

                           (4)      Notwithstanding the foregoing, in all
events, the commencement of benefit payments shall be subject to Subsection (e) below.

                  (d) Method of Payment: All benefits shall be distributed as a lump sum.

                  (e) When Distribution Must be Completed and Minimum Amount of Periodic Payments:

                           (1)      Before Death of Participant:  Anything to
the contrary in this Plan notwithstanding, the entire interest of a Participant or Former Participant in the Plan must be distributed to him not later than April 1 of the calendar year following the calendar year in which he attains age seventy and one-half (or, in the case of a Participant or Former Participant other than a Five Percent Owner who reached age seventy and one-half before January 1, 1988, not later than April 1 of the calendar year following the later of such year or the calendar year he retires).

                           (2)      After Death of Participant (or Surviving
Spouse): If a Participant or Former Participant dies before distribution of his interest has commenced, then any remaining interest of the Participant or Former Participant must be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's or Former Participant's death except that if the designated beneficiary is the Participant's or Former Participant's surviving spouse, the date distributions are required to begin shall be December 31 of the calendar year the Participant or Former Participant would have attained age seventy and one-half, and if the surviving spouse dies before payment to such spouse begins, subsequent distributions shall be made as if the spouse had been the Participant or Former Participant.

                           (3)      Forms of Benefit:  Nothing in this Section
shall be construed as permitting distribution in a form other than one permitted under the other Sections of this Article VI.

                           (4)      Pre-TEFRA Designations:  Notwithstanding
Subsections (e)(1) and (e)(2) above, distributions before and after death will be permitted which do not satisfy the requirements of (e)(1) and/or (e)(2) if such distributions are made pursuant to a method designated in a signed writing by the Participant or Former Participant (or the beneficiary of a deceased Participant or Former Participant) prior to January 1, 1984, and such designation would not have disqualified the Plan under Code ss.401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984. A designation under this section only applies to Participants and Former Participants having benefits accrued under the Plan as of December 31, 1983 (but also will apply to benefits accrued after that date for such a Participant or Former Participant). The designation by a Participant or Former Participant (or beneficiary of a Former Participant), in order to be effective, must specify the time distribution will commence and the period over which distributions will be made. In the case of any distribution upon death of the Participant or Former Participant, the designation must include the beneficiaries of the Participant or Former Participant (listed in order of priority) in addition to the foregoing specifications of time and period. The method of distribution selected under this subparagraph (4) must assure that more than fifty percent of the present value of the amount available for distribution is paid within the life expectancy of the Participant or Former Participant. A distribution which commenced before January 1, 1984 but continues after December 31, 1983, will be presumed to have been designated by the Participant or Former Participant (or beneficiary thereof) if such method of distribution was specified in writing and otherwise satisfied the foregoing requirements. If a designation is changed in any way (other than a mere substitution or addition of another beneficiary not named in the designation, which substitution or addition does not alter, directly or indirectly, the period over which distributions were to be made), any subsequent designation must satisfy the requirements of Code ss.401(a)(9) as then amended.

                           (5)      Commissioner's Regulations:  This subsection
(e) shall be construed in accordance with the Commissioner's Regulations promulgated under Code ss.401(a)(9).

                  (f) Form of Payment: The amount which a Participant, Former Participant, or Beneficiary is entitled to receive at any time and from time to time may be paid in cash, Employer Stock or in other traded securities, or in any combination thereof, provided no discrimination in value results therefrom.

                  (g) Direct Rollover Option: This Subsection applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Subsection, a Distributee who otherwise has become entitled to a distribution under the Plan may elect, at the time and in the manner prescribed by the Committee to have any portion of that distribution which is an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Committee may establish rules whereby rollovers are not permitted in cases where the anticipated annual distribution is less than $200, in cases where the Participant wishes to have a portion of the distribution paid to him but the entire distribution is $500 or less, where the Participant seeks a rollover to more than one Eligible Retirement Plan, and in other limited circumstances permitted by the Commissioner.

         6.5      Withdrawals by Participants:

                  (a) Withdrawal of After-Tax Contributions: A Participant, in the employ of the Employer may, by written application made on such form or forms as may be prescribed by the Committee and delivered to the Committee, elect to withdraw any Employee After-Tax Contributions held in his Employee After-Tax Contribution Account (not including any Income thereon).

                  (b) Withdrawal at Age 59 1/2: A Participant in the employ of the Employer who has reached age 59 1/2 may, by written application made on such form or forms as may be prescribed by the Committee and delivered to the Committee, elect to withdraw all or any part of his Pre-Tax Account, his Rollover Account or his Employee After-Tax Contribution Account (including Income then held in such accounts).

                  (c) Hardship Withdrawals: A Participant in the employ of the Employer may, by written application made on such form or forms as may be prescribed by the Committee and delivered to the Committee, request a withdrawal of the value of all or a portion of his Pre-Tax Deferrals (and certain Income thereon) then held in his Pre-Tax Account and the value of all or a portion of his Rollover Contributions (plus Income thereon) then held in his Rollover Account subject to the following rules and restrictions.

                      (1) The Participant must demonstrate to the Committee that such withdrawal is necessary by reason of his Hardship (as defined below);

                      (2) Hardship withdrawals shall not be permitted with respect to a Participant's Pre-Tax Deferrals (and Income thereon) except to the extent that such withdrawal is equal to or less than the total of (A) the value of the Pre-Tax Deferrals made through December 31, 1988 (including Income thereon through December 31,
1988) plus (B) the amount of Pre-Tax Deferrals made following December 31, 1988 (not including Income thereon) and not including any qualified non-elective contributions or qualified matching contributions to the extent required by the Commissioner's regulations;

                      (3) Only one Hardship withdrawal shall be permitted in any one calendar quarter;

                      (4) The Participant must demonstrate that the distribution is necessary to satisfy a financial need as provided in Section 6.5(e) below;

                       (5) In no event may the amount distributed exceed the amount necessary to satisfy the Hardship (as defined below); and

                       (6) No Hardship withdrawals may be made under the Plan until the Participant has obtained all other distributions, withdrawals, and nontaxable loans available under the Plan and all other plans of the Employer.

                  (d) Definition of Hardship: The determination of Hardship shall be made by the Committee using uniform, non-discriminatory and objective standards and shall be limited to genuine financial emergencies when the Participant has an immediate and heavy financial need of the funds and the funds are not reasonably available from other resources of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. Hardships justifying withdrawal shall be limited solely to:

                       (1) the costs directly related to the purchase of a primary home for the Participant (not including mortgage payments);

                       (2) the need to prevent the eviction of a Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

                       (3) paying tuition and related educational fees for the next twelve months of post-secondary education of the Participant, his spouse, children or dependents;

                       (4) providing income for medical expenses described in Code ss.213(d) incurred by the Participant, his spouse, or any of his dependents (as defined in Code ss.152) or necessary for these persons to obtain such medical care; or

                       (5) other hardships deemed immediate and heavy financial needs under IRS regulations, provided, that the interpretation of Hardship shall in all cases be consistent with final regulations issued under Code ss.401(k).

                  (e) Distribution Necessary to Satisfy Financial Need: In order to obtain a Hardship distribution, the Participant must submit documentation that the financial need cannot be relieved

                      (1) through reimbursement or compensation by insurance or otherwise,

                      (2) by reasonable liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need,

                      (3) by cessation of Pre-Tax Deferrals or Employee After-Tax Contributions under the Plan, or

                      (4) by other distributions or nontaxable (at the time of the loan) loans from this Plan or other plans maintained by the Employer or by any other employer or by borrowing from commercial sources on reasonable commercial terms.

                  Prior to October 1, 1994, a Participant requesting a Hardship withdrawal, in lieu of submitting the documentation required under subsections
(1) through (4), could agree that

                              (i)  he shall not be eligible to make Pre-Tax
Deferrals to this Plan or employee contributions to any other plan maintained by the Employer (including nonqualified plans, stock option or purchase plans, and any similar plans; but not including any contribution to a health, cafeteria or other welfare plan, or any mandatory employee contribution portion of a defined benefit plan), for twelve months after receipt of the Hardship withdrawal, and

                              (ii) he may not make Pre-Tax Deferrals
during his taxable year (generally, the calendar year) immediately following the taxable year in which he received the Hardship distribution which are in excess of the $7,000 (as adjusted) limit under Code ss.402(g) reduced by the amount of his Pre-Tax Deferrals for the taxable year of the Hardship distribution.

                  (f) Procedures for Distribution of Withdrawals: Applications for withdrawals pursuant to Section 6.5 shall be submitted in writing on such form or forms as may be prescribed by the Committee and delivered to the Committee, and otherwise shall be made in accordance with the normal administrative procedures of the Committee. Approved withdrawals shall be distributed as soon as administratively practicable, subject to the terms of any security or contract in which any assets are invested. The proceeds of each such withdrawal shall be charged with any transfer taxes, postage, commissions, Trustee transfer charges, and all other direct expenses arising from such withdrawal.

                  (g) All withdrawals shall be in the form of a lump sum payment and shall not be available in the form of an annuity. No withdrawals are permitted from a Participant's Matching Account prior to separation from Service.

         6.6 No Loans to Participants: No loans shall be permitted under this Plan.

         6.7      Distributions Pursuant to Qualified Domestic Relations Orders:

                  (a) Payments to an Alternate Payee Under a Qualified Domestic Relations Order: On and after January 1, 1985, the Committee shall pay benefits to the Alternate Payee(s) in accordance with the terms of this Section, any government regulations adopted under ERISA ss.206, and the applicable provisions of any Qualified Domestic Relations Order entered by a court of competent jurisdiction on or after January 1, 1985. In the case of a Domestic Relations Order entered by a court of competent jurisdiction before January 1, 1985, the Committee (1) shall treat such order as a Qualified Domestic Relations Order under this Section if the Committee is paying benefits pursuant to such order on January 1, 1985 and (2) may, in its discretion, treat any other such order as a Qualified Domestic Relations Order under this Section even if such order does not meet the requirements therefor.

                  (b)  Plan Procedures Relative to Qualified Domestic Relations
Orders:

                       (1) Notification: Following its receipt of any Domestic Relations Order, the Committee shall promptly notify in writing the affected Participant or Former Participants and Alternate Payee(s) of its receipt of the order, and shall furnish such persons a copy of the order and of these Plan procedures (and any other procedures which may have been adopted by the Committee) for determining whether the order is a Qualified Domestic Relations Order. This notice and all other notices pursuant to this Section will be sent to the address included in the Domestic Relations Order (or to such other address as is known to the Committee or as may thereafter be specified in writing by the addressee). Any Alternate Payee shall be permitted to designate a representative for receipt of copies of notices that are to be sent to the Alternate Payee. Such notice shall set a time and date no less than fifteen days nor more than thirty days from the date the notice is mailed on which the Committee will meet to determine whether the order is a Qualified Domestic Relations Order, and shall inform the Participant or Alternate Payee that he may present written or oral comments at that time with regard to such determination.

                       (2) Determination of Committee: On the date specified in the above notice, the Committee shall examine the Domestic Relations Order in light of any comments received and in light of applicable law and regulations, and shall make one of three determinations: (i) that the order is a Qualified Domestic Relations Order; (ii) that the order is not a Qualified Domestic Relations Order; or (iii) that the determination of whether the order is a Qualified Domestic Relations Order should be submitted to and made by a court of competent jurisdiction. If, within eighteen months from the date on which the first payment of benefits would be required to be made under such order, it is determined by the Committee or court of competent jurisdiction that the order (or modification thereof) is a Qualified Domestic Relations Order, the Committee shall pay any separately accounted for amounts (plus adjustments required by the order) to the specified Alternate Payee, and thereafter shall pay the Alternate Payee the amount specified by the Qualified Domestic Relations Order. If, within the aforesaid eighteen month period, it is determined by the Committee or a court of competent jurisdiction that the order is not a Qualified Domestic Relations Order, or the question of whether the order is a Qualified Domestic Relations Order is not determined by the Committee or a court of competent jurisdiction, then the Committee shall pay any amounts (plus any Income or allocated interest or earnings thereon) separately accounted for below to the Participant, Former Participant or other person or persons who would have been entitled thereto if there had been no Domestic Relations Order. Any determination other than that an order is a Qualified Domestic Relations Order after the close of the aforesaid eighteen month period shall be applied prospectively only.

                       (3) Separate Accounting of Participant's and Alternate Payee's Benefits: During any period in which the Participant otherwise would have had a right to payment of Plan benefits and in which the issue of whether an order is a Qualified Domestic Relations Order is being determined, the Committee shall separately account for (but need not physically escrow) the amounts as to which the Participant or Former Participant otherwise would have had a right to payment during such period and which amounts would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. Amounts determined to be payable to an Alternate Payee in accordance with a Qualified Domestic Relations Order (or otherwise separately accounted for by this subsection) shall not be considered to be part of the Participant's account with respect to any other spouse or beneficiary of the Participant.

                       (4) Expenses of Domestic Relations Order: All unreasonable or unusual fees and expenses incurred by the Plan, the Committee and/or the Trustee in evaluating and effecting a Domestic Relations Order shall be charged to the accounts of the Participant with respect to whom the Domestic Relations Order was received; provided, that if a separate account is established for an Alternate Payee pursuant to a Qualified Domestic Relations Order, such unreasonable and unusual fees and expenses shall be charged equally to the Participant's Plan accounts and the Alternate Payee's Plan accounts. Such fees and expenses may include, but need not be limited to, attorneys' fees, accountants' fees, court costs, mailing expenses and other expenses attributable to the Domestic Relations Order.

                  (c) Notification of Pending Order: In the event the Committee is notified in writing by the attorney representing a potential Alternate Payee that the attorney has commenced legal action in a court of competent jurisdiction and has requested a Qualified Domestic Relations Order or will request an Order in connection with such legal action, the Committee may delay any distribution from the Plan for which the Participant is eligible until such time as the court makes a disposition with respect to the Order or the pending action or such earlier time as the Participant and potential Alternate Payee otherwise agree in writing.

                  (d)  Definitions:

                       (1) Alternate Payee: Any spouse, former spouse, child or other dependent of a Participant or Former Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant or Former Participant.

                       (2) Domestic Relations Order: Any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant, and is made pursuant to a State's domestic relations law or community property law.

                       (3) Qualified Domestic Relations Order: A Domestic Relations Order which:

                            (i)   Creates or recognizes the existence of  an
Alternate Payee's right to, or assigns to an Alternate Payee the right to receive all or a portion of the Plan benefits payable with respect to a Participant or Former Participant; and

                            (ii)  In the order clearly specifies (A) the name
and last known mailing address (if any) of the Participant or Former Participant, and of each Alternate Payee covered by the order, (B) the amount or percentage of the Participant's or Former Participant's benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, (C) the number of payments or period to which such order applies, and (D) each plan to which such order applies; and

                            (iii) Does not require the Plan to provide any type
or form of benefit, or any option, not otherwise provided by the Plan; and

                            (iv)  Does not require the Plan to provide increased
benefits, determined on the basis of actuarial value; and

                            (v)   Does not require the payment of benefits to an
Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order; and

                            (vi)  In the case of any payment before a
Participant has separated from Service, does not require payment to the Alternate Payee before the earlier of (A) the date the Participant or Former Participant is entitled to a distribution under the Plan, or (B) the date the Participant or Former Participant could begin receiving benefits if he separated from Service; and

                            (vii)  In the case of an order which requires
benefits to be paid to an Alternate Payee as if the Participant had retired on the date payment is to begin under such order, only takes into account the present value of benefits actually accrued using, in the event the Plan is a defined benefit plan, the interest rate specified in the Plan for determining actuarial equivalence, (or five percent if no interest rate is specified); and

                            (viii) Requires payment in a form provided
by the Plan, except that in no event may payment be in the form of a joint and survivor annuity with respect to the Alternate Payee and his subsequent spouse.

                             ARTICLE VII. TRUST FUND

         7.1 Trust Fund: All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. The Trust Fund shall be governed by a separate Trust document which is incorporated and made a part of this Plan.

         7.2  Collective Investment Subaccounts:

              (a) Collective Investment Funds: The Trustee may develop, pursuant to any general investment guidelines or funding policy provided by the Committee, separate Trustee-sponsored or Investment Manager-sponsored collective investment funds (which, without limitation, may consist of pooled funds under the Trust, a fund composed of Employer Stock or funds in which only this Trust may invest) among which Plan Participants may direct investment of any amounts in their accounts, pursuant to such uniform and nondiscriminatory rules as the Committee may adopt, less loans (if permitted) under Section 6.6. The Committee may select, replace and change the available collective investment funds consistent with the investment guidelines and funding policy. To the extent practicable, a Participant's directions regarding investments shall apply uniformly to all of a Participant's accounts as of the time that the direction is implemented so that such direction shall apply consistently both to amounts attributable to contributions by the Participant and amounts attributable to contributions by the Employer. Subject to the foregoing, investments of each such collective investment fund shall be managed and otherwise shall be the responsibility of the Trustee (or Investment Manager appointed by the Committee to manage the fund), and separate records shall be maintained to record the performance and Income of each such fund. The Committee shall develop guidelines for collective investments, which guidelines may apply to all Plan Participants or only to certain groups of Participants designated on the basis of age, years of Participation, type of account (for example, Matching Accounts or Rollover Accounts or accounts relating to a predecessor plan), or other basis, so long as such different groupings do not discriminate in favor of Highly Compensated Employees or violate regulations under Code ss.401(a)(4).

              (b) Subaccounts: The Committee shall cause separate subaccounts to be maintained to reflect each Participant's direction among each collective investment fund, and each such subaccount shall be adjusted each Valuation Date to reflect its share of the Income of the collective investment fund of which it is a part. Distributions and Forfeitures from accounts of a Participant, and contributions allocated to the accounts of a Participant shall be allocated by the Trustee among the Participant's collective investment subaccounts pursuant to the most recent direction of the Participant, subject to the reasonable rules and procedures of the Committee and Trustee.

                  (c) Direction: Direction among such collective investment funds by a Participant shall be given in writing to the Committee on such forms and pursuant to other reasonable rules and procedures of the Committee and Trustee as to time, percentage and amount. Any such direction once made shall remain in effect as to contributions, Forfeitures and distributions for that Plan Year and succeeding Plan Years, unless the Participant shall file a timely application made in accordance with applicable Committee and Trustee rules and procedures which effectively redesignates the investment of his account. In the event a Participant shall fail for any reason to make an effective direction of his accounts at a time when different collective investment funds are available, then the amounts in his accounts shall be deemed to have been designated to a fund or funds as selected by the Trustee to apply in such instances, subject to any funding policy statement or any other restrictions or guidelines provided by the Committee and to the standards that would be followed by a prudent fiduciary in similar circumstances.

         7.3 Special Provisions Regarding Investment of Trust Assets in Employer Stock:

                  (a) Investment in Employer Stock: Subject to Participant direction under Section 7.2, the Trustee may invest in Employer Stock and/or other securities of the Employer which are "qualifying employer securities" under ss.406(d) of ERISA in that such securities are stock (or otherwise an equity security) or bonds, debenture, notes or certificates or other evidence of indebtedness which is described in paragraph (1), (2) or (3) of Code ss.503(e) (the foregoing other securities hereinafter referred to as "Employer Securities"). Notwithstanding the foregoing, a Participant may not direct the investment of new contributions (whether Employee contributions or Employer contributions) to his account in Employer Stock or Employer Securities to the extent that such new investment exceeds 25% of such new contributions. Additionally, a Participant may not transfer assets from other subaccounts to investments in Employer Stock or Employer Securities to the extent such transfer causes his account's total investment in Employer Stock and Employer Securities to exceed 25% of the total value of his Account.

                  (b) Contribution and Purchase of Stock: The Trust may receive Employer Stock or other Employer Securities by way of Employer contribution, or it may purchase such Employer Stock or other Employer Securities (regardless of whether it had been held as treasury stock, or was previously authorized but unissued, or had been owned by individuals, including Participants).

                  (c) Purchase Price of Employer Stock: The Trust acquisition of Employer Stock or other Employer Securities shall be at not more than its fair market value, as determined by its current established market for the Employer Stock or other Employer Security, or (if such acquisition or sale is from or to a "disqualified person" under Code ss.4975 and there is no established market providing a fair market value) the independently appraised value as of the date of the transaction.

                  (d) Compliance with Securities Laws: In the event the Trustee invests any part of the Trust's assets in Employer Stock or any other Employer Securities, and the Committee thereafter directs the Trustee to dispose of such investment, or any part thereof, under circumstances which, in the opinion of the counsel for the Trustee, require a notice of filing and/or registration of the Employer Stock or other Employer Securities under the Securities Act of 1933 (or rulings and regulations thereunder) and/or qualification of the Employer Stock or other Employer Securities under the "blue sky laws" of any state or states, then the Employer, at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect notice filing, registration and/or qualification. The Committee may adopt rules limiting the ability of Participants who are directors, officers and owners subject to the "short-swing profit" rules of Section 16(b) of the Securities Exchange Act to invest Plan assets in Employer Stock or other Employer Securities and also may limit such Participants' ability to elect transactions under the Plan that will include the buying or selling of Employer Stock or other Employer Securities consistent with the requirements for exemption from Rule 16(b)(3).

                  (e) Tender Offers and Other Reorganizations: In the event the consummation of a tender offer, merger, recapitalization, reorganization, liquidation or exchange transaction relating to Employer Stock or other Employer Securities and the receipt by the Plan of cash proceeds as a result of such consummation, Participants may be solicited one or more times for a special transfer of the cash proceeds generated from the aforementioned transactions into other investment vehicles offered under the Plan and Trust. Participants who fail to make a timely election regarding such a transfer shall have such cash proceeds invested in a fund designated by the Trustee. This special transfer may be made applicable to cash proceeds from all categories of Employer Stock.

                  If at any time under applicable law or other circumstances Employee contributions or related Employer contributions cannot be invested in Employer Stock, the Trustee may invest the accounts in cash and such interest-bearing securities as the Committee considers advisable, until such funds are again permitted to be invested in Employer Stock. At such time, Participants may be solicited one or more times to permit them to redesignate the investment vehicle into which these funds will be invested. Those Participants who do not respond in a timely manner to such solicitation shall have these assets invested in a fund designated by the Committee.

                  Promptly at the time Employee contributions or related Employer contributions again can be invested in Employer Stock, Participants shall be so notified; further, to the extent required by applicable law, Participants shall be notified that any prior election regarding investment of funds in Employer Stock is not effective, shall be provided a prospectus or any other required documents, and shall be asked to provide the Employer with new instructions regarding investment of contributions in Employer Stock; provided, however, any Participant who has previously instructed the Employer to invest his or her contributions in Employer Stock and who does not provide the Employer with subsequent instructions, will have such contributions invested in a fund designated by the Committee.

                  (f) Voting Rights: All voting and related stockholder rights (including the right to tender in the event of a tender offer and any conversion rights) shall be passed through to Participants in proportion to the relevant Employer Stock or Employer Securities held by each Participant's account. The Trustee shall vote Employer Stock or Employer Securities in accordance with voting instructions solicited from Participants in whose accounts there is any Employer Stock or other Employer Securities. Voting rights and related stockholder rights with respect to Employer Stock and Employer Securities held by the Plan which are not allocated to any particular Participant's account and/or as to which the Trustee has not received any Participant direction as to its vote shall be exercised solely by the Trustee.

                          ARTICLE VIII. ADMINISTRATION

         8.1      Allocation of Responsibility Among Fiduciaries for Plan
Administration: The Fiduciaries shall have only those powers, duties, responsibilities, and obligations as are specifically given them under this Plan and the Trust Agreement.

                  (a) Employer Responsibilities: In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1.

                  (b) Denny's Inc. Responsibility: Denny's Inc. shall have the sole authority to appoint and remove the Trustee and members of the Committee and to amend or terminate, in whole or in part, this Plan.

                  (c) Committee Responsibilities: The Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan.

                  (d) Trustee Responsibilities: The Trustee (subject to such directions as may be given by the Committee and/or any Investment Manager) shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust.

                  (e) Investment Manager Responsibilities: If any Investment Manager is appointed as described above, then it shall have the sole responsibility for the management of the Trust assets under its control.

Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information, or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan, and is not required under this Plan to inquire into the propriety of any such direction, information, or action. It is intended under this Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, and responsibilities and not for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

         8.2 Appointment of Committee: The Plan shall be administered by a Committee consisting of at least one person who shall be appointed by and serve at the pleasure of the Board of Directors of Denny's Inc. All usual and reasonable expenses of the Committee (including, without limitation, fees for legal services, accounting services and investment related services) may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund. Provided however, except as otherwise provided under ERISA and regulations thereunder, no person who is an

Employee of the Employer shall receive any compensation from the Trust Fund with respect to his services for the Committee (although such compensation may be paid to that person by the Employer), but may be reimbursed from the Trust Fund or by the Employer for reasonable costs and expenses incurred in connection therewith. Any administrative expenses paid to the Trust Fund shall not be considered an Employer contribution. In the absence of the appointment of a Committee, the Employer shall be the Plan Administrator whose duties shall include all those duties given to the Committee under this Plan.

         8.3 Claims Procedure: The Committee shall make all determinations as to the right of any person to a benefit. All claims for benefits shall be presented by the Participant or his Beneficiary to the Committee on application forms provided by the Committee. Such Participant or Beneficiary will subsequently be notified in writing of acceptance or denial in whole or in part of his claim. In the event of denial, the notification shall specify the reason(s) for denial, refer to Plan provisions on which the denial is based, include a description of any additional material or information necessary and an explanation of why it is necessary, and advise the Participant or Beneficiary of the procedure for appeal of such denial. The Participant or Beneficiary whose claim has been denied shall file a written notice of desire to appeal the denial within sixty days of notification of claim denial by the Committee, including all of the facts upon which the appeal is based. The Committee shall arrange a conference with the claimant within thirty days after the date of the appeal; if the claim cannot be resolved at such conference, a hearing will be held before the Committee within sixty days of the date of appeal. At the hearing, the Participant or Beneficiary, or his representative may present relevant evidence, written issues and comments. Within sixty days after the hearing, the Committee shall render a determination upon the appealed claim, accompanied by a written statement as to the reasons therefor. The determination so rendered shall be final and binding upon all parties.

         8.4 Records and Reports: The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and government regulations issued thereunder relating to records of Participants' Service, account balances and the percentage of such account balances which are nonforfeitable under the Plan; notifications to Participants; annual registrations with the Internal Revenue Service; and annual reports to the Department of Labor.

         8.5 Other Committee Powers and Duties: The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

             (a) To construe and interpret the Plan (including, without limitation, any of its terms which are uncertain, doubtful or disputed), decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

                  (b) To prescribe requirements, guidelines and procedures to be followed by Participants or Beneficiaries in making elective salary deferrals and in filing applications for benefits or withdrawals;

                  (c) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

                  (d) To receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

                  (e) To furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

                  (f) To receive, review, and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee;

                  (g) To appoint or employ individuals to assist in the administration of the Plan and Trust, and any other agents it deems advisable, including any Investment Manager and legal and actuarial counsel;

                  (h) To develop and carry out a funding and/or investment policy in cooperation with the Trustee (and an Investment Manager, if any) consistent with the aims and objectives of the Plan.

         The Committee shall have no power to add to, subtract from, or modify any of the explicit terms of the Plan, or to change or add to any specific benefits provided by the Plan, or to waive or fail to apply any specific requirements of eligibility for a benefit under the Plan. However, any construction or interpretation of the Plan's provisions or decisions as to benefits under this Plan which is adopted by the Committee in good faith shall be binding upon all parties to or Beneficiaries of the Plan, subject only to any administrative intra-Plan rights of review provided by this Plan's claim procedure.

         8.6 Rules and Decisions: The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

         8.7 Committee Procedures: The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the

Employer or the Trustee. The Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting; provided, that the Committee may adopt rules whereby one or more Committee members may act for the Committee either with respect to all Committee duties or only as to specific Committee duties. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employer, and the Trustee, shall not be responsible for any such action or failure to act.

         8.8 Authorization of Benefit Payments: The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.

         8.9 Application and Forms for Benefits: The Committee may require a Participant to complete and file with the Committee an application for a benefit on forms approved by the Committee, and to furnish any other pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including the Participant's current mailing address.

         8.10 Facility of Payment: Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment of a benefit hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

         8.11  Inability to Locate Participant, Surviving Spouse or Beneficiary:
In the event that a Participant, Surviving Spouse or Beneficiary entitled to receive Plan benefits fails to respond or cannot be located by the Committee within six months following the sending of notice by certified mail to his last known address, his Plan benefits shall be declared by the Committee to be forfeited and shall be used to reduce the Employer contribution on the next Valuation Date. If the Participant, Surviving Spouse or Beneficiary is later located or makes a claim for benefits, any amount treated as a forfeiture by reason of this Section shall be reinstated by the Committee from a special Employer contribution or from Forfeitures available in the year of reinstatement.

         8.12 Omission of Eligible Employee: If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code by such Employer.

         8.13 Inclusion of Ineligible Employee: If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made and allocated, the appropriate Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.

         8.14 Bonding: Every Fiduciary (including any Committee and any employee of the Employer who handles the Plan's contributions, distributions or assets), except a bank or an insurance company, unless exempted by ERISA and regulations thereunder, shall be bonded in an amount not less than ten percent of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. If the amount handled cannot be determined with reasonable accuracy, then it may be deemed to be the total amount of Plan assets at the end of the preceding Plan Year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in ss.412(a)(2) of ERISA), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Committee, be paid from the Trust Fund or by the Employer.

         8.15 Indemnification: The Employer shall indemnify and save harmless the Committee members to the maximum extent permitted under ERISA against any and all claims, losses, damages, expenses and liabilities the Committee may incur in the exercise and performance of its duties hereunder, unless such actions are determined to be due to gross negligence or willful misconduct.

         8.16 Plan Administrator's Discretion to Interpret the Plan: It is the Plan settlor's original intention that the Committee, as Plan Administrator under this Plan (which term includes for these purposes all related documents, including, but not limited to, insurance or trust documents), in addition to the authority granted in Section 8.5 above, has discretionary authority to interpret and construe this Plan's provisions as necessary to determine eligibility for benefits and otherwise to construe disputed, doubtful or uncertain terms under the Plan.

                            ARTICLE IX. MISCELLANEOUS

         9.1 Nonguarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any employee, or as a right of any employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its employees, with or without cause.

         9.2 Rights to Trust Assets: No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund and none of the Fiduciaries shall be liable therefor in any manner.

         9.3 Nonalienation of Benefits: The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder. Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The preceding sentence shall not apply to (a) the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to an order which is determined under Section 6.8 to be a Qualified Domestic Relations Order as defined in Code ss.414(p), which was entered into on or after January 1, 1985 or (b) any other alienation permitted under Code ss.401(a)(13) or rules and regulations thereunder. Provided, that a Beneficiary who has been designated in accordance with Article VI to receive benefits in the event of a Participant's death may elect to disclaim all or any part of such benefits in favor of another designated Beneficiary.

         9.4 Discontinuance of Employer Contributions: In the event of permanent discontinuance of contributions to the Plan by the Employer, the accounts of all Participants shall, as of the date of such discontinuance, become nonforfeitable.

                  ARTICLE X. AMENDMENTS AND ACTION BY EMPLOYER

         10.1 Amendments: Denny's Inc. reserves the right to make from time to time any amendment or amendments to this Plan which does not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries; provided, however, that Denny's Inc. may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA. The procedure followed for making any amendment shall consist of the preparation of a written Plan amendment and its execution by one or more officers of Denny's Inc. Such amendment may, but need not, be authorized (or later ratified) by the Board of Directors of Denny's Inc. The Trustee's signature on the Plan's documents (including any Plan amendments) shall not be necessary and shall only indicate the Trustee's receipt of those documents.

         Notwithstanding the above, no amendment made by Denny's Inc. shall:

                  (a) Reduce the vested percentages (determined without regard to such amendment as of the later of the date the amendment was adopted or the date the amendment was effective) of any Participant; or decrease the balance in any Participant's account; or eliminate an optional form of benefit in violation of Code ss.411(d)(6) and regulations thereunder, with respect to benefits attributable to Service prior to the amendment;

                  (b) Provide for the use of any portion of the Trust Fund for any purpose other than the exclusive benefit of Participants and Beneficiaries, or provide that any portion of the Trust Fund shall ever revert to or be used by the Employer, except as otherwise provided in the Trust Agreement; or

                  (c) Increase the duties or liabilities of the Employer, the Committee or Trustee without its written consent.

         10.2 Special Rules Regarding Amendments Relating to Vesting: In the event the vesting provisions of the Plan are amended, each Participant in the Plan who has three (or five in the case of a Participant who does not have at least one Hour of Service with the Employer for Plan Years beginning after December 31, 1988) or more Years of Service shall be given an election to have the nonforfeitable percentage of his accounts determined without regard to such amendment. The election period will begin the date the amendment is adopted and will end on the last to occur of (a) sixty days after the day the amendment is adopted, (b) sixty days after the day the amendment becomes effective, and (c) sixty days after the date the Participant is given written notice of the amendment and of the election by the Employer or the Committee. If the election, as herein provided, is not given to any such Participant, his nonforfeitable percentages under the Plan, as amended, cannot at any time be less than such percentage determined without regard to such amendment.

         10.3 Action by Employer: Any action by Denny's Inc. or the Employer under this Plan may be by resolution of its Board of Directors, or by any person or persons duly authorized by said Board or having apparent authority by virtue of his corporate office to take such action.

                    ARTICLE XI. SUCCESSOR EMPLOYER AND MERGER
                            OR CONSOLIDATION OF PLANS

         11.1 Successor Employer: In the event of the dissolution, merger, consolidation, or reorganization of the Employer, provision may be made by which the Plan will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties, and responsibilities of the Employer under the Plan.

         11.2 Plan Assets in the Event of Merger or Consolidation of Plans: In the event of any merger or consolidation of the Plan with (or transfer in whole or in part of the assets and liabilities of the Trust Fund to) another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

              (a) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated);

              (b) Resolutions of the Board of Directors of Denny's Inc. or the Employer under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

              (c) Such other plan and trust are qualified under Code ss.401(a) and ss.501(a).

                          ARTICLE XII. PLAN TERMINATION

         12.1 Right to Terminate: In accordance with the procedure set forth in this Article, Denny's Inc. may terminate the Plan at any time. In the event of the dissolution, merger, consolidation, or reorganization of Denny's Inc., the Plan shall terminate and the Trust Fund shall be liquidated unless the Plan is continued by a successor to the Employer in accordance with Section 11.1.

         12.2 Partial Termination: Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan, the Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of the affected Employees then or theretofore employed by the Employer with respect to which the Plan is being terminated the amount necessary to pay the proportionate interest of such Employees who are Participants in the Trust Fund. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of all affected Employees in accordance with Section 12.3.

         12.3 Liquidation of the Trust Fund: Upon partial or complete termination of the Plan, the accounts of all employees affected thereby shall become fully vested and nonforfeitable, and the Committee shall direct the Trustee to distribute (or transfer directly in accordance with Section 6.4(g)) the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, Former Participants, and Beneficiaries in proportion to their respective account balances; provided, however, that any amounts properly allocated to the Plan's Suspense Account, pursuant to Section
5.3 of the Plan, shall upon termination of the Plan revert to the Employer. For purposes of calculating Forfeitures with respect to any Former Participants who were not employed on the Plan's termination date, but who still had account balances in the Plan immediately prior to the Plan's termination, such Former Participants' vested percentages shall be calculated in accordance with the Plan's vesting schedule immediately prior to the Plan's termination. Any amounts not vested with respect to such Former Participants shall be treated as a Forfeiture under the Plan, and such Former Participants shall be treated as if they had incurred five consecutive Breaks in Service as of the date of Plan termination.

         12.4 Manner of Distribution: To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, in securities or other assets in kind, as the Plan Administrator (in its discretion) may determine; provided, that if no annuity distribution option is permitted under Article VI of the Plan, then no distribution upon termination may include an annuity. All noncash distributions shall be valued at fair market value at date of distribution.

                       ARTICLE XIII. RELATED CORPORATIONS

         13.1 Joinder: Any corporation which is related to the Employer by stock ownership may adopt this Plan by action of its Board of Directors.

         13.2 Contributions: Each corporation which joins the Plan and thereby becomes an Employer hereunder shall make its own contributions to the Plan, except to the extent otherwise permitted under the Code, provided that, such contributions shall be made so as to avoid having separate benefit structures.

         13.3 Treatment of Employee Transfers:

              (a)      Transfer to or From a Related Employer:

                       (1) Transfer to a Related Employer: In the event that any individual is transferred from the employ of an Employer of the Plan to the employ of an employer that is not an Employer of the Plan but that is a Related Employer (as defined below), All Service with the Related Employer shall be considered Service for eligibility and vesting purposes. The Committee may adopt rules allowing for such an Employee's vested accounts under the Plan to be transferred to any qualified defined contribution retirement plan maintained by such Related Employer.

                       (2) Transfer From a Related Employer: In the event that any individual is transferred from the employ of a Related Employer (as defined below) to the employ of an Employer of the Plan, all Service with the Related Employer shall be considered Service for eligibility and vesting for purposes under the Plan. The Committee may adopt rules allowing such individual to transfer to this Plan the individual's vested account balances under any qualified defined contribution retirement plan maintained by such Related Employer.

                       (3) Definition of Related Employer: For purposes of this Section, the term Related Employer means an employer required to be aggregated with the Employer under Subsection b, c, m. or o of Code ss.414. If at any time a Related Employer is no longer required to be aggregated with the Employer under Subsection b, c, m or o of Code ss.414, that employer will no longer be considered a Related Employer for purposes of determining an employee's Service under the Plan. In computing Service with a Related Employer, only time while such entity is a Related Employer shall be included except to the extent otherwise provided by the Committee.

              (b) Transfer Between Employers of the Plan: In the event that an individual is transferred from one Employer of the Plan to another Employer of the Plan while remaining in a class of employment covered by the definition of Employee and otherwise eligible to participate in the Plan, such transfer will have no effect on computation of the Employee's

Service for any purpose. All Service with any Employer while a covered Participant shall count as Service under the Plan.

         13.4 Commingling of Funds: Notwithstanding that the Plan may for some purposes be considered the separate Plan of each Employer or that contributions are made and forfeitures are allocated separately, the assets of the Plan may be invested and commingled as a single fund without allocation on the books and records of the Trustee.

         IN WITNESS WHEREOF, Denny's Inc. (for itself and the Employers who have adopted this Plan) has caused this Plan to be properly executed on the 23 day of December, 1994.

                                  DENNY'S INC.

                                  ("Employer")



                                   By: /s/ C. Burt Duren
                                      ------------------------------------------
                                   Its: Vice President
                                       -----------------------------------------


(Corporate Seal)


ATTEST:

/s/ Illegible Signature
-----------------------------
Asst.  Secretary

                                   APPENDIX A

                    Affiliated Employers Who Have Adopted the
                   Denny's Inc. Profit Sharing Retirement Plan
                              as of January 1, 1994


El Pollo Loco, Inc.
Proficient Food Company
Portiontrol Foods, Inc.

                                                                     EXHIBIT 4.1


                                AMENDMENT NO. ONE
                                     TO THE
                   DENNY'S INC. PROFIT SHARING RETIREMENT PLAN
                             AS AMENDED AND RESTATED
                                 JANUARY 1, 1987


         THIS AMENDMENT, made and executed the 7th day of September, 1995, by Denny's Inc. and its affiliates which have joined as participating employers under this Plan (collectively, the "Employer");

                              W I T N E S S E T H:

         A. The Employer has entered into the Denny's Inc. Profit Sharing Retirement Plan (the "Plan") for the benefit of eligible employees (including eligible employees of Denny's Inc., DFC Trucking Co., El Pollo Loco, Inc., Proficient Food Company and Portiontrol Foods, Inc.) and has reserved the right to amend the same from time to time.

         B. The Employer desires to amend the Plan in the manner hereinafter set forth in connection with the sale of Proficient Food Company and its subsidiary DFC Trucking Co. THEREFORE, the Plan is amended as follows:

         1. A new Section 2.1(55A) shall be added to the Plan to read as follows: "(55A) PFC GROUP: Proficient Food Company and its subsidiary DFC Trucking Co."

         2. A new Section 2.1(55B) shall be added to the Plan to read as follows: "(55B) PFC GROUP EMPLOYEES: Active employees of the PFC Group on the PFC Transition Date."

         3. A new Section 2.1(55C) shall be added to the Plan to read as follows:

                  "(55C) PFC TRANSITION DATE: The "Closing Date" as that term is defined in the Stock Purchase Agreement between Denny's Holdings, Inc., Flagstar Corporation, Flagstar Companies, Inc., Proficient Acquisition Corp., and Meadowbrook Meat Company, Inc. dated July 7, 1995 which describes the sale of the PFC Group to a buyer unrelated to Flagstar Corporation or any of its affiliates, such date to be on or about September 1, 1995."

         4. Effective as of the PFC Transition Date and thereafter, the PFC Group shall no longer be Plan sponsors or participating Employers under the Plan and PFC Group Employees shall no longer be permitted to make pre-tax deferral contributions under the Plan or be eligible to receive Employer contributions under the Plan.


         5. Section 3.1 shall be amended by adding a new sentence to the end thereof to read as follows:

                  "Notwithstanding the foregoing, in connection with the sale of the PFC Group, no Employee who is a PFC Group Employee and who otherwise would become eligible to participate in the Plan on or after the PFC Transition Date shall be eligible to participate in the Plan."

         6. Section 6.3(b) shall be amended by adding a new paragraph to the end thereof to read as follows:


                  "Effective as of the PFC Transition Date, a Plan Participant who is a PFC Group Employee shall be fully vested in the amount of any Matching Contributions attributable to his Pre-Tax Deferrals (even if not yet allocated to such Participant's Matching Account as of the PFC Transition Date). Notwithstanding the foregoing, the sale of the PFC Group shall have no effect for Plan purposes on the vested percentage of benefits for former employees of the PFC Group who were not active employees of the PFC Group on the PFC Transition Date."

         7. Effective as of the PFC Transition Date, PFC Group Employees shall be considered terminated employees under the Plan and shall be eligible to receive a lump sum distribution from their accounts as provided in Section 6.3 and Section 6.4 of the Plan and consistent with Internal Revenue Code ss.401(k)(10). Notwithstanding the foregoing, the sale of the PFC Group shall have no effect for Plan purposes on the amount of benefits, terminated status or timing of distributions for former employees of the PFC Group who are not active employees of the PFC Group on the PFC Transition Date.

         8. The foregoing Amendments shall be effective as of the PFC Transition Date. IN WITNESS WHEREOF, the Employer has caused the Amendment to be properly executed on the 7th day of September, 1995.



                                   DENNY'S INC.
                                   ("Employer")


                                   By:  /s/ Rhonda J. Parish
                                      -----------------------------------

                                   Title:  Vice President
                                         --------------------------------



                                * * * * * * * * *


The signatures of Proficient Food Company, DFC Trucking Co. and NationsBank, N.
A. (Carolinas) while not necessary under the terms of the Plan and Trust shall indicate receipt of this Amendment and agreement with the actions taken by this Amendment.



                                   PROFICIENT FOOD COMPANY



                                   By:  /s/ Rhonda J. Parish
                                      -----------------------------------

                                   Title:  Vice President
                                         --------------------------------

                                   DFC TRUCKING CO.



                                   By:  /s/ Rhonda J. Parish
                                      -----------------------------------

                                   Title:  Vice President
                                         --------------------------------


                                   NATIONSBANK, N. A. (CAROLINAS)



                                   By:  /s/ Illegible signature
                                      -----------------------------------

                                   Title:  Vice President
                                         --------------------------------

                                AMENDMENT NO. TWO
                                     TO THE
                   DENNY'S INC. PROFIT SHARING RETIREMENT PLAN
                     AS AMENDED AND RESTATED JANUARY 1, 1987


         THIS AMENDMENT, made and executed the 19th day of January, 1996, by Denny's Inc. and its subsidiary corporations which have joined as participating employers under this Plan (collectively, the "Employer");

                              W I T N E S S E T H:

         A. The Employer has entered into the Denny's Inc. Profit Sharing Retirement Plan (the "Plan") for the benefit of eligible employees and has reserved the right to amend the same from time to time.

         B. The Employer desires to amend the Plan in the manner hereinafter set forth, as a condition of the Internal Revenue Service favorable determination letter.

         THEREFORE, the Plan is amended as follows:

         1. Section 4.4(a)(2)(iii) of the Plan shall be amended to read as follows:

                  "(iii) In addition to or as an alternative to the foregoing, the Committee may in its discretion require that Participants who are Highly Compensated Employees be required to amend their Pre-Tax Deferral percentage elections and/or to receive as a cash distribution under Code ss.401(k)(8) Excess Deferrals already contributed to the Plan with respect to the Plan Year, plus any Income attributable thereto (computed in accordance with the Trustee's usual procedures for allocating Income to Participant's accounts). If any Pre-Tax Deferrals are distributed pursuant to this Section, any Matching Contributions allocated to the Participant's Employer Matching Account by reference to those Pre-Tax Deferrals also must be distributed (if such Matching Contributions are vested), or forfeited (if such Matching Contributions are not vested) as required to comply with ss.401(a) of the Commissioner's regulations. In all events, the Committee's determination as to which Participants will be affected under this subparagraph (iii) shall be determined by reducing the deferrals of Participants who are Highly

         Compensated Employees in order of their Actual Deferral Percentages, beginning with the highest such percentage during that Plan Year; provided, that Excess Deferrals attributable to Family Members who are subject to the family member aggregation rules of ss.1.401(k)-l(g)(l)(ii)(C) of the Commissioner's regulations shall be allocated among the Family Members in proportion to the Pre-Tax Deferrals (and amounts treated as Pre-Tax Deferrals) of each Family Member that are combined to determine the Actual Deferral Percentages. Any cash distributions under the foregoing sentence shall be treated as if they had never been deferred to the Plan under Section 4.3."

2.       Section 4.4(b)(2) of the Plan shall be amended to read as follows:

         "(2) In the event that neither test in Subsection (4) is met as of the last day of any Plan Year:

              (i) The Committee shall request that the Employer make an additional Matching Contribution to the Plan, which contribution shall be allocated among Matching Accounts as an additional Matching Contribution allocated based upon some stated amount of Pre-Tax Deferrals either among all Participants or just among those Participants who are Non-Highly Compensated Employees. Any amount contributed pursuant to this subparagraph (i) shall be a new Matching Contribution, and no amount previously contributed to the Plan as a Pre-Tax Deferral or as a qualified non-elective contribution as described in ss.1.401(m)-1(b)(5) of the Commissioner's regulations may be redesignated as a Matching Contribution under this subparagraph.

              (ii) In addition to or as an alternative to the foregoing, the Committee may, in its discretion, require that Participants who are Highly Compensated Employees be required to receive as a cash distribution under Code ss.401(m)(6) any Excess Contributions of vested Matching Contributions already contributed to the Plan with respect to the Plan Year, plus any Income attributable thereto (computed in accordance with the Trustee's usual procedures for allocating Income to Participant's accounts). In all events, the Committee's determination as to which Participants will be affected shall be determined under this subparagraph (ii) by reducing the Matching Contributions by or on behalf of Participants who are Highly Compensated Employees in order of their Actual Contribution Percentages, beginning with the highest such percentage during that Plan Year; provided, that Excess Contributions attributable to Family Members who are subject to the family member aggregation rules of ss.1.401(m)-1(f)(1)(ii)(C) of the Commissioner's regulations shall be allocated among the Family Members in proportion to the Matching Contributions (and amounts treated as Matching Contributions) of each Family Member that are combined to determine the Actual Contribution Percentages. Any cash distributions under the foregoing sentence shall be treated as if they had never been contributed to the Plan under Section 4.1.

              (iii) In addition to or as an alternative to the foregoing, the Committee may require that non-vested Matching Contributions be forfeited to correct Excess Contributions. "

3. The foregoing Amendments shall be effective as of the Plan's Effective Date, which is January 1, 1987.


         IN WITNESS WHEREOF, the Employer has caused the Amendment to be properly executed on the 19th day of January, 1996.

                                    DENNY'S INC.
                                    ("Employer")
(Corporate Seal)

                                    By:  /s/ Rhonda J. Parish
                                       ----------------------------------------

                                    Title:  Vice President, General Cousel and
                                            -----------------------------------
                                                 Secretary
                                            -----------------------------------

Attest:

By:  /s/ J.S. Melton
   -------------------------------
Title:  Assistant Secretary
      ----------------------------

                               AMENDMENT NO. THREE
                                     TO THE
                   DENNY'S INC. PROFIT SHARING RETIREMENT PLAN
                             AS AMENDED AND RESTATED
                                 JANUARY 1, 1987


         THIS AMENDMENT, made and executed the _______ day of ________________, 1996, by Denny's Inc. for itself and its subsidiary corporations which have joined as participating employers under this Plan (collectively, the "Employer");

                              W I T N E S S E T H:

         A. The Employer previously has entered into the Denny's Inc. Profit Sharing Retirement Plan (the "Plan") for the benefit of eligible employees and has reserved the right to amend the same from time to time.

         B. Denny's Inc. desires to amend the Plan in the manner hereinafter set forth in connection with a change in service providers for the Plan and a switch to daily valuations.

         THEREFORE, the Plan is amended as follows:

         1.   Section 2.1(56) of the Plan shall be amended to read as follows:

                           "(56) PLAN: Denny's 401(k) Plan (formerly called the
               Denny's Inc. Profit Sharing Retirement Plan), the Plan set forth herein, as amended from time to time."

         2.   Section 2.3 of the Plan shall be amended to read as follows:

                           "2.3 Governing Law: This Plan shall be governed to
               the maximum extent by federal law under ERISA. To the extent not so preempted or otherwise governed by ERISA, the laws of the state of South Carolina shall control on all matters."

         3. The first sentence of Section 4.3(c) shall be amended to read as follows:

                           "Elections to make, withdraw, modify, discontinue or
               resume Employee Pre-Tax Deferrals shall be made by any method authorized by the Committee, including but not limited to telephonic or electronic communication."

         4. The fourth sentence of Section 7.2(a) shall be amended to read as follows:

               "Subject to the foregoing, investments of each such collective investment fund shall be managed and otherwise shall be the responsibility of Denny's Inc. (or the Investment Manager appointed by the Committee to manage the fund), and separate records shall be maintained to record the performance and Income of each such fund."

         5. The second and third sentences of Section 7.2(c) shall be amended to read as follows:

               "Any such direction once made shall remain in effect as to contributions, Forfeitures and distributions for that Plan Year and succeeding Plan Years, unless the Participant shall file a timely application made in accordance with applicable Committee rules and procedures which effectively redesignates the investment of his account. In the event a Participant shall fail for any reason to make an effective direction of his accounts at a time when different collective investment funds are available, then the amounts in his accounts shall be deemed to have been designated to a fund or funds as selected by the Committee to apply in such instances, subject to any funding policy statement or any other restrictions or guidelines provided by the Committee and to the standards that would be followed by a prudent fiduciary in similar circumstances."

         6. The second and third sentences of Section 7.3(a) shall be deleted in their entirety.

         7. The first sentence of Section 7.3(d) shall be amended to read as follows:

               "In the event the Trustee invests any part of the Trust's assets in Employer Stock or any other Employer Securities, and the Committee thereafter directs the Trustee to dispose of such investment, or any part thereof, under circumstances which require a notice of filing and/or registration of the Employer Stock or other Employer Securities under the Securities Act of 1933 (or rulings and regulations thereunder) and/or qualification of the Employer Stock or other Employer Securities under the "blue sky laws" of any state or states, then the Employer, at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect notice filing, registration and/or qualification."

         8. The third sentence of Section 7.3(f) shall be amended to read as follows:

               "Voting rights and related stockholder rights with respect to Employer Stock and Employer Securities held by the Plan which are not allocated to any particular Participant's account and/or as to which the Trustee has not received any Participant direction as to its vote shall not be voted."

         9.    A new Section 9.5 shall be added to the Plan to read as follows:

                           "9.5 Compensation and Expenses: The Trustee,
               Investment Manager and recordkeeper of the Plan ("Service Providers") will receive reasonable compensation as may be agreed upon from time to time between Flagstar or the Committee and such Service Providers. To the extent permitted by law, such compensation shall be paid from the Trust Fund unless paid by the Employer."

         10.   The foregoing Amendments shall be effective as of July 1, 1996.


         IN WITNESS WHEREOF, the Employer has caused the Amendment to be properly executed on the ____________ day of __________________, 1996.



                                    DENNY'S INC.



                                    By:
                                       ----------------------------------
                                    Title:
                                          -------------------------------

                               AMENDMENT NO. FOUR
                                     TO THE
                               DENNY'S 401(K) PLAN
                   AMENDED AND RESTATED AS OF JANUARY 1, 1987


         THIS AMENDMENT, made and executed the 29th day of December, 1997 by DENNY'S, INC., for itself and its affiliates which have adopted the Denny's 401(k) Plan (collectively, the "Employer");

                              W I T N E S S E T H:

         A. The Employer previously has entered into the Denny's 401(k) Plan (the "Plan") for the benefit of eligible employees and Denny's, Inc. has reserved the right to amend the same from time to time.

         B. Denny's, Inc. desires to amend the Plan in the manner hereinafter set forth. THEREFORE, the Plan is amended as follows:

         1. Effective January 1, 1997, Section 2.1(28) of the Plan shall be amended to read as follows:

                  "(28) EMPLOYER: Denny's, Inc., a corporation organized and existing under the laws of the State of California, or its successor or successors that assume Plan liabilities pursuant to Article XI and any related corporation or entity which adopts this Plan with the consent of Denny's, Inc. Adopting Employers as of January 1, 1997 are listed on Appendix A. Appendix A may be updated from time to time by an authorized officer of Denny's, Inc."

         2. Effective January 1, 1997, Section 4.1 of the Plan shall be amended to read as follows:

                  "4.1 Matching Contributions and Pre-Tax Deferrals: Each individual Employer in its discretion may, for each year, contribute an amount as it may determine; provided, that to the extent permitted by the Code and regulations thereunder, an Aggregated Employer may make an Employer's contribution and the limitations on deductibility shall be determined on an aggregate controlled group basis. Such amount shall not exceed the lesser of the following amounts:

                  (a) The amount which is elected to be deferred by Participants as Pre-Tax Deferrals under Section 4.3; plus any additional amount contributed as an Employer contribution by each individual Employer in its discretion; or

                  (b) Fifteen percent of all 415 Compensation paid or accrued in the Plan Year to all Participants in the employ of the Employer who are eligible to receive an allocation to their accounts in accordance with the provisions of Section 5.2, plus any contribution carryover, pre-1987 limitation carryforward, or other amounts permitted (even if not deductible) under Code ss.404(a), and less any Employer contributions or Employee pre-tax contributions to any other profit sharing plan or Code ss.401(k) plan of the Employer.

                  "All contributions of the Employer shall be made in cash or other property permitted by ERISA, and shall be conditioned upon their deductibility under Code ss.404 and shall be paid to the Trustee, and payments shall be made not later than the date prescribed by law for filing the Employer's federal income tax returns, including extensions which have been granted for the filing of such tax returns; provided, that Pre-Tax Deferrals made pursuant to Participants' elections under
         Section 4.3 shall be paid to the Trustee on the earliest date on which such contributions can reasonably be segregated from the Employer's general assets but not later than the fifteenth business day of the month following the month in which the Pre-Tax Deferrals are received or withheld by the Employer (or such other period permitted by the Commissioner or under ERISA). Contributions of the Employer which are determined to be nondeductible shall be returned to the Employer in accordance with the provisions of the Trust Agreement."

         3. Effective January 1, 1997, Section 5.2(c) of the Plan shall be amended to read as follows:

                  "(c) Employer Contributions: As of each Valuation Date (or more frequently in the Committee's discretion exercised in a manner that is not discriminatory with respect to different Participants), the Employer contributions (if any) for the Plan Year shall be allocated in accordance with the formula determined in writing by each individual Employer in its discretion among those Participants who were in the employ of such Employer during the period from the last allocation date."

         4. Effective January 1, 1997, Section 6.3 of the Plan shall be amended to read as follows:

                  "6.3 Termination for Other Reasons: If a Participant's employment with the Employer is terminated before Normal Retirement Age for any reason other than Disability or death, the Participant (or his Beneficiary under Section 6.2 in the event of the Participant's death prior to his receipt of all his Plan benefits) shall be entitled to the sum of the amounts determined under (a) and (b) below:

                  (a) Pre-Tax Account and Other Employee Accounts: The entire amount credited to his Pre-Tax Account, Employee After-Tax Contribution Account and his Rollover Account, plus

                  (b) Vested Matching Account: An amount equal to the vested percentage of his Matching Account balance, with such vested percentage to be determined in accordance with the applicable schedule provided in Appendix B.

         "The percentage of the Participant's Matching Account which is not vested shall be a Forfeiture subject to the provisions of Section 4.6.

         "Payment of benefits due under this Section 6.3 shall be made in accordance with Section 6.4."

         5. Effective as of the date specified therein, a new Section 13.5 shall be added to the Plan to read as follows:

                  "13.5 Special Provisions Regarding Portiontrol Foods, Inc.
         Employees: Effective upon the sale of Portiontrol Foods, Inc. ("PFI") to a buyer unrelated to Denny's, Inc. or any of its affiliates (in accordance with the Restated Stock Purchase Agreement by and among Flagstar Corporation, Denny's Holdings, Inc., TWS 300 Corp., Simeus Holdings, Inc. and PFI Acquisition Corp. dated September 27, 1996) and thereafter, PFI is no longer a Plan sponsor or participating Employer under the Plan and PFI Employees shall no longer be permitted to make Pre-Tax Deferrals or Employee After-Tax Contributions under the Plan or be eligible to receive Employer contributions under the Plan.

                  "Effective upon the sale of PFI as described above, PFI Employees shall be considered terminated employees under the Plan with respect to their Employee After-Tax Contribution, Matching and Rollover Accounts and shall be eligible for a distribution from such accounts as provided in Section 6.3 and Section 6.4. In accordance with Code ss.401(k)(10), PFI Employees shall be given the right to elect to receive a lump sum distribution of their entire Pre-Tax Accounts upon the sale of PFI. A PFI Employee is considered a terminated employee as of the sale with respect to his Pre-Tax Account and eligible for a distribution from such account only if the PFI Employee elects to receive such a lump sum distribution of his Pre-Tax Account (or is subject to the mandatory cash-out rules). A PFI Employee who does not elect to receive a lump sum distribution of his Pre-Tax Account and who is not subject to the mandatory cash-out rules shall be considered a terminated employee eligible for a distribution of his Pre-Tax Account as otherwise provided in Section 6.3 and Section 6.4 when he separates from service with PFI.

                  "Notwithstanding the foregoing, the sale of PFI shall have no effect for Plan purposes on the amount of benefits, terminated status or form or timing of distributions for former employees of PFI who are not active employees of PFI as of the sale of PFI."

         6. This Amendment shall be effective as of the dates specified herein and each provision of this Amendment shall apply only to an employee who has an Hour of Service on or after the effective date of such provision of this Amendment.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, Denny's, Inc., for itself and its affiliates which have adopted this Plan, has caused this Amendment to be properly executed on the 29th day of December, 1997.

                                    DENNY'S, INC.
[Corporate Seal]                    ("Corporation")


                                    By:  /s/ Stephen Wood
                                       --------------------------------------
                                    Its:  Senior Vice President
                                       --------------------------------------


ATTEST:

By:  /s/ J.S. Melton
   -------------------------------
Its:  Assistant Secretary
   -------------------------------

                                   APPENDIX A

                          AFFILIATED EMPLOYERS WHO HAVE
                      ADOPTED THE DENNY'S, INC. 401(K) PLAN
                              AS OF JANUARY 1, 1997


El Pollo Loco, Inc.

                                   APPENDIX B

                                VESTING SCHEDULES


VESTING SCHEDULE IN GENERAL. The vested percentage of the Matching Account of any Participant who has at least one Hour of Service with the Employer after December 31, 1987 shall be determined in accordance with the following schedule:

                                     Vested              Forfeited
         Years of Service          Percentage           Percentage
         ----------------          ----------           ----------

         Less than 5                    0%                 100%
         5 or more                    100%                   0%


SPECIAL VESTING SCHEDULE FOR EMPLOYEES WHO WERE PARTICIPANTS ON OR BEFORE DECEMBER 31, 1987. For each Employee who was a Participant on or before December 31, 1987, the vested percentage of such Participant's Matching Account shall be determined in accordance with the following schedule:

                                     Vested                  Forfeited
         Years of Service          Percentage               Percentage
         ----------------          ----------               ----------

         Less than 1                      0%                      100%
         1 but less than 2               10%                       90%
         2 but less than 3               20%                       80%
         3 but less than 4               30%                       70%
         4 but less than 5               40%                       60%
         5 or more                      100%                        0%

TOP-HEAVY RULES. If the Plan becomes a Top-Heavy Plan, the vested percentage of all amounts then existing in the Matching Account of any Participant who completes at least one Hour of Service after the Plan becomes a Top-Heavy Plan (including amounts attributable to Employer contributions and Forfeitures allocated before the Plan became a Top-Heavy Plan) shall be determined in accordance with the following "Top-Heavy" schedule (unless another vesting schedule is permitted by Code ss.416 which fully vests in a less rapid manner, in which event such other permissible vesting schedule hereby is instead incorporated by reference):


                                     Vested                 Forfeited
         Years of Service          Percentage              Percentage
         ----------------          ----------              ----------
         Less than 1                      0%                     100%
         1 but less than 2               10%                      90%
         2 but less than 3               20%                      80%
         3 but less than 4               40%                      60%
         4 but less than 5               60%                      40%
         5 or more                      100%                       0%

If the Plan ceases to be a Top-Heavy Plan, the Plan's vesting schedule automatically will be changed to the non-Top-Heavy vesting schedule.

AMENDMENTS TO VESTING SCHEDULE. Notwithstanding any amendment (or automatic change by virtue of the Plan becoming or ceasing to be a Top-Heavy Plan) of the Plan's vesting schedule, the vested percentage of the amounts allocated to the Matching Account of a Participant who had been covered under the prior provisions of the Plan (such amounts being determined as of the later of (i) the date the amendment or change is adopted or (ii) the date it becomes effective) shall not be less than the vested percentage of such previously allocated amounts which the Participant would have had, had the provisions of the Plan as in effect immediately prior to the effective date continued without change. In addition, in the event the vesting provisions of the Plan are amended (or are changed automatically by virtue of the Plan becoming or ceasing to be a Top-Heavy Plan), each Participant in the Plan who has had three (or five in the case of a Participant who does not have at least one Hour of Service with the Employer for Plan Years beginning after December 31, 1988) or more Years of Service shall be permitted to make an election as provided under Section 10.2 of this Plan.

                            DENNY'S INC. 401(k) PLAN

                                 TRUST AGREEMENT

                               RESTATED EFFECTIVE

                                      AS OF

                                  JULY 1, 1996

                            DENNY'S INC. 401(k) PLAN
                                 TRUST AGREEMENT

                                TABLE OF CONTENTS


                                                                                                               Page

ARTICLE I.  RECITALS..............................................................................................1

ARTICLE II.  DEFINITIONS..........................................................................................1
         2.1      Definitions in Plan Incorporated................................................................1
         2.2      Interpretation Consistent with Plan.............................................................1

ARTICLE III.  ESTABLISHMENT AND IRREVOCABILITY OF THE TRUST.......................................................1
         3.1      Trust for Exclusive Benefit of Employees........................................................1
         3.2      Irrevocability..................................................................................2

ARTICLE IV.  GENERAL DUTIES OF EMPLOYER AND TRUSTEE...............................................................2
         4.1      General Duties of Employer......................................................................2
         4.2      General Duties of Trustee.......................................................................2

ARTICLE V.  INVESTMENT AND ADMINISTRATIVE POWERS..................................................................4
         5.1      Investment of the Trust Fund....................................................................4
         5.2      Investments in Pooled Fund......................................................................4
         5.3      Collective Investment Subaccounts and Investments in Employer Stock.............................5
         5.4      Trustee's Powers................................................................................5
         5.5      Trustee's Authority.............................................................................7

ARTICLE VI.  POWERS AND DUTIES OF THE TRUSTEE
         IN THE DISBURSEMENT OF THE TRUST FUND....................................................................7

ARTICLE VI-A.  GENERAL POWERS AND DUTIES OF INVESTMENT MANAGERS...................................................7

ARTICLE VII.  TAXES, EXPENSES AND COMPENSATION OF THE TRUSTEE.....................................................8

ARTICLE VIII.  ACCOUNTS OF THE TRUSTEE............................................................................9
         8.1      Records, Reports and Accounts...................................................................9
         8.2      Fiscal Year.....................................................................................9

ARTICLE IX.  REMOVAL, RESIGNATION AND SUBSTITUTION OF TRUSTEE.....................................................9
         9.1      Resignation, Removal, and Successor Trustee.....................................................9
                  (a)      Resignation of Trustee.................................................................9
                  (b)      Removal of Trustee.....................................................................9
                  (c)      Successor Trustee.....................................................................10
         9.2      Acts of Multiple Trustees......................................................................10

ARTICLE X.  FOR THE PROTECTION OF THE TRUSTEE....................................................................10
         10.1     Actions by the Board and the Employer..........................................................10
         10.2     Certificate of Committee as to Certain Matters.................................................10
         10.3     Actions by the Committee.......................................................................11
         10.4     Notice of Appointments and Terminations........................................................11
         10.5     Reliance on Counsel; Delegation of Duties......................................................11
         10.6     Distributions..................................................................................11
         10.7.    Indemnification................................................................................11

ARTICLE XI.  DURATION OF THE TRUST - RIGHT TO TERMINATE..........................................................12
         11.1     Duration and Termination.......................................................................12
         11.2     Liquidation Upon Termination...................................................................12

ARTICLE XII.  RIGHT TO AMEND.....................................................................................12

ARTICLE XIII.  MISCELLANEOUS.....................................................................................12
         13.1     Merger or Consolidation of the Trustee.........................................................12
         13.2     Necessary Parties..............................................................................12
         13.3     Participants Bound by Accountings..............................................................12
         13.4     Governing Law..................................................................................13
         13.5     Acceptance of Trust............................................................................13
         13.6     Execution in Counterparts......................................................................13
         13.7     ERISA Bonding..................................................................................13

                            DENNY'S INC. 401(k) PLAN
                                 TRUST AGREEMENT


         THIS TRUST AGREEMENT, amended and restated as of the 1st day of July, 1996 by and between DENNY'S INC. for itself, and its affiliates which have adopted the related Plan funded under this Trust (collectively, "Employer") and, effective as of July 1, 1996, AMERICAN EXPRESS TRUST COMPANY ("Trustee"), for the purpose of continuing a profit plan Trust;

                              W I T N E S S E T H:

                               ARTICLE I. RECITALS

         A. The Employer previously has adopted the Denny's Inc. 401(k) Plan (formerly called the Denny's Inc. Profit Sharing Retirement Plan, hereafter referred to as the "Plan") to encourage savings by eligible employees, which Plan is incorporated by reference herein.

         B. The Trustee has consented to serve as Trustee and to accept and manage the funds, securities and other properties transferred to it ("Trust Fund(s)") for the purposes and in accordance with the terms and conditions set forth in this restated Trust Agreement and in the Plan.

         C. The Employer intends that this Trust Agreement shall constitute a part of the Plan, and meet the requirements of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended ("Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         NOW, THEREFORE, the Employer and the Trustee hereby amend and restate this Trust Agreement, effective as of July 1, 1996 in accordance with the following terms and provisions:

                             ARTICLE II. DEFINITIONS

         2.1 Definitions in Plan Incorporated: Definitions in the Plan shall have the same meaning wherever used in this Trust Agreement, unless the context clearly indicates otherwise.

         2.2 Interpretation Consistent with Plan: The terms and provisions of this Trust Agreement shall in all instances be interpreted to be consistent with the Plan.

           ARTICLE III. ESTABLISHMENT AND IRREVOCABILITY OF THE TRUST

         3.1 Trust for Exclusive Benefit of Employees: The Trustee accepts the Trust created hereby and covenants that it will hold all property which it may receive hereunder, in trust, for the exclusive purpose of providing benefits to Participants, Former Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan and the Trust Agreement upon the terms and conditions herein stated.

         3.2  Irrevocability:

              (a) All contributions made by the Employer shall be irrevocable, except as provided in Section 3.2(b) below, and, prior to the satisfaction of all liabilities of the Plan with respect to Participants and their Beneficiaries, no part of the corpus of the Trust Fund nor any income therefrom shall revert to the Employer or be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries, or to pay administrative expenses of the Plan and Trust fund to the extent not paid by the Employer, except as otherwise stated in Section 11.2. All assets of the Trust Fund including investment income, shall be paid to the Trustee.

              (b) Contributions shall be returned under the following circumstances:

                  (i) In the case of a contribution which is made by a mistake of fact, such contribution shall be returned to the Employer within one year after payment.

                  (ii) If the contribution is conditioned upon qualification of the Plan or any amendment thereto, or if the contribution is conditioned upon the deductibility of such contribution under Code ss.404, and if the Plan or amendment does not qualify, or if the deduction is disallowed, then the contribution shall be returned to the Employer within one year after denial of qualification or disallowance of the deduction.

               ARTICLE IV. GENERAL DUTIES OF EMPLOYER AND TRUSTEE

         4.1 General Duties of Employer: The Employer shall provide the Trustee with a certified copy of the Plan and with copies of all amendments promptly upon their adoption and shall from time to time certify to the Trustee the names and specimen signatures of the members of the Committee, appointed in accordance with the Plan, who have authority to control and manage the operation and administration of the Plan. The Employer shall make its contributions as the same may be appropriated by due corporate action, which contributions may be in cash or in other property acceptable to the Trustee. The Employer shall keep accurate books and records with respect to its Employees and their compensation.

         4.2  General Duties of Trustee:

              (a) The Trustee shall hold all property received by it hereunder, which, together with the income and gains therefrom and additions thereto, shall constitute the Trust Fund. The Trustee, subject to any direction by the Committee or an Investment Manager, shall manage, invest and reinvest the Trust Fund, collect the income thereof, and make payments therefrom, all as hereinafter provided. The Trustee shall be responsible only for the property actually received by it hereunder. It shall have no duty or authority to compute any amount to be paid to it by the Employer or to bring any action or proceeding to enforce the collection from the Employer of any contribution to the Trust Fund.

              (b) The Trustee (subject to any direction by the Committee and/or Investment Manager), any Investment Manager, and the Committee (to the extent it directs the Trustee regarding Trust assets) shall discharge their duties solely in the interest of the Participants and Beneficiaries and

                       (i) for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan and the Trust;

                       (ii) to the extent required by ERISA, by diversifying the investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so and/or the Trustee's investments are subject to Participant direction; and

                       (iii) in accordance with the documents and instruments governing the Trust insofar as such documents and instruments are consistent with the provisions of ERISA and the Code.

              (c) The Committee and/or any Investment Manager may direct the Trustee as to the investment funds to be established for investment of the Trust Funds in accordance with the provisions of the Plan. If and to the extent such direction is given regarding the underlying investments of any investment funds, except for those investment funds that are mutual funds, the Committee and/or the Investment Manager shall be responsible for determining the underlying investments of the investment funds.

              The Committee also may authorize the Trustee to accept direction from Participants. In such case, the Trustee shall invest in the investment funds in accordance with investment directions given by the Participants and Beneficiaries for whose accounts such assets are held, to the extent so provided for in the Plan. All such directions by the Participants or Beneficiaries to the Trustee will be made by either telephonic or electronic communications or in such other manner as is acceptable to the Trustee and authorized by the Committee.

              Where the Committee, a Participant, a Beneficiary or an Investment Manager other than the Trustee has the power and authority to direct the investment of assets of the Trust Fund, the Trustee does not have any duty to question any direction given in accordance with the established procedures for direction (which for Participant direction may be telephonically or by electronic communication, but with respect to Committee direction must be in writing), to review any securities or other property, or to make any suggestions in connection therewith unless upon its face such direction constitutes a prohibited transaction as defined by Code ss.4975(b) or involves a direction in violation of established Committee procedures. The Trustee will promptly comply with any direction given by the Committee, a Participant, a Beneficiary or Investment Manager. The Trustee will not be liable for failing to invest any assets of the Trust Fund under the management and control of the Committee, a Participant, a Beneficiary or an Investment Manager in the absence of investment directions regarding such assets.

              (d) The Trustee will determine the current fair market value of the assets and liabilities of the Trust Fund as of the end of each Valuation Date.

              The fair market value of assets of the Trust Fund will be determined by the Trustee on the basis of such sources of information as it may deem reliable, including (but not limited to) information reported in (i) newspapers of general circulation; (ii) standard financial periodicals or publications; (iii) statistical and valuation services; (iv) records of securities exchanges; (v) reports of any Investment Manager, insurance company or financial institution that has issued an investment contract to the Trustee or brokerage firm deemed reliable by the Trustee; or (vi) any combination


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



of the foregoing. If the Trustee is unable to value assets from sources, it shall so inform the Committee and thereafter may rely on information from the Employer, the Committee, appraisers or other sources, and will not be liable for inaccurate valuation based in good faith.

              The Trustee may, for administrative purposes, establish unit values for one or more investment funds (or any portion thereof) and maintain the accounts setting forth each Participant's interest in such investment fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Committee shall deem to be fair, equitable, and administratively practicable. In the event that unit accounting is thus established for any investment fund, the value of a Participant's interest in that investment fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in such investment fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

                 ARTICLE V. INVESTMENT AND ADMINISTRATIVE POWERS
                                 OF THE TRUSTEE

         5.1 Investment of the Trust Fund: Except as otherwise provided in the Plan, the net income and profits of the Trust Fund shall be accumulated, added to the principal of the Trust Fund and invested and reinvested therewith as a single fund. Subject to direction by the Investment Manager or of the Committee, the Trustee is authorized to invest the Trust Fund in such mutual funds or other investments including: investments offered by the Trustee or its affiliates, bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, preferred or common stocks, deposit administration contracts, fixed and variable annuity contracts, and in such other property, real or personal, within the United States, as the Trustee (or to the extent they direct the Trustee, the Committee or any Investment Manager) may deem advisable, subject to the provisions of Sections 404 and 406 of ERISA. Furthermore, subject to Section 5.4 below, the Trustee may invest in qualifying Employer securities and any investment presently maintained in Employer's securities and/or real property may be continued, subject to the provisions of ERISA. The Trustee may hold in cash such portion of the Trust Fund as shall be reasonable under the circumstances, pending investment or payment of expenses or distribution of benefits and, further, may make temporary investments of funds as they are received and before such funds are credited to Participants' accounts provided such funds are credited to Participants' accounts within a reasonable time after receipt by the Trustee.

         5.2 Investments in Pooled Fund: Notwithstanding any other provision of this Trust Agreement, all or any part of the assets may be invested in any collective investment trust (including a collective investment trust maintained by a bank which is the Trustee) which then provides for the pooling of the assets of plans described in Code ss.401(a) and exempt from taxation under Code ss.501(a) (whether or not such collective investment trust provides for the pooling of assets of other tax-exempt trusts), provided that such collective investment trust is exempt from tax under the Code or regulations or rulings issued by the Internal Revenue Service. The provisions of the document governing any such collective investment trust, as amended from time to time, shall govern any investment therein and are hereby made a part of this Trust Agreement.


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





         5.3  Collective Investment Subaccounts and Investments in Employer
Stock:

         The Trustee shall invest Participants' Accounts in blended or other investment subaccounts and/or in Employer Stock and/or other Employer Securities in accordance with Article VII of the Plan which is incorporated and made a part of this Trust Agreement.

         5.4 Trustee's Powers: The Trustee shall have the following powers, rights and duties in addition to those vested in it elsewhere in the Plan or by law; provided that, the Trustee's exercise of all the powers described in this
Section 5.4, with the exception of those described in Sections (i) and (j), shall be subject to direction by the Committee or any appointed Investment
Manager:

              (a) Control Assets: To retain, manage, improve, repair, operate and control any assets of the Trust Fund;

              (b) Dispose of Assets: To sell, convey, transfer, exchange, partition, grant options with respect to, lease for any term (even though such terms extend beyond the duration of this Trust Fund or commence in the future), mortgage, pledge or otherwise deal with or dispose of any asset of the Trust Fund in such manner, for such consideration and upon such terms and conditions as the Trustee, in its discretion, shall determine;

              (c) Bank Deposits: To invest the Trust Fund in deposits (and in certificates of deposit) which bear a reasonable interest rate in any bank, including a bank which is acting as Trustee;

              (d) Employ Agents: With prior notice to the Committee, and subject to the Committee's approval if compensation is to be directly or indirectly from Trust assets, to employ such agents and counsel as may be reasonably necessary in collecting, managing, administering, investing, distributing and protecting the Trust Fund or the assets thereof and to pay them reasonable compensation;

              (e) Settle Claims: To settle, compromise or abandon all claims and demands in favor of or against the Trust Fund;

              (f) Borrow Money: To borrow money for the Trust Fund from anyone (other than a "party in interest" as defined in Section 3(14) of ERISA), with or without giving security from the Trust Fund;

              (g) Deal with Corporations, Proxies and Voting: The Trustee shall deliver or cause to be executed and delivered, to the Committee or the designated Investment Manager, all notices, prospectuses, finance statements, proxies and proxy soliciting materials relating to any mutual fund held hereunder. Except for those Trust Fund assets for which American Express Trust is the Investment Manager, the Trustee shall not vote any proxy or tender offer election, participate in any voting trust, exercise any options or subscription right or join in, dissent from or oppose any merger, reorganization, consolidation, liquidation or sale with respect to any asset held hereunder except in accordance with the timely written instructions of the Committee. If no such written instructions are received, such proxies, elections and voting trust votes shall not be voted; such options or subscription rights shall not be exercised; and such mergers, reorganizations, consolidations, liquidations or sales shall not be joined, dissented from or opposed;

              The Committee may assign, in whole or in part, to the Participants the right to vote proxies or exercise other rights of ownership with respect to any American Express Financial Advisors, Inc. Mutual Funds or other Trust assets allocable to Participants. To the extent the right to vote or other incidents of ownership are vested in whole or in part in the Participants, in whole or in part, the Trustee shall act in this regard only in accordance with the timely written instructions received from the Participants. Solely for this purpose, each Participant shall act as the Named Fiduciary, as defined in ERISA, in providing direction to the Trustee. To the extent practicable, all unallocated assets or investments held hereunder, and all assets or investments for which Trustee has not received instruction, shall, solely for the purposes of this section, be allocated to the account of each Participant who has issued instructions to the Trustee, in the same proportion as such Participant's allocated proportion of assets or investments bear to the aggregate of all like assets or investments for which instructions have been issued by the Participant to the Trustee;

              (h) Organize Corporations: To organize and incorporate (or participate in the organization or incorporation of) under the laws of any state, a corporation for the purpose of acquiring and holding title to any property which the Trustee is authorized to acquire for the Trust Fund and to exercise with respect thereto any of the powers, rights and duties it has with respect to other assets of the Trust Fund;

              (i) Facility of Title: To cause title to the assets of the Trust Fund to be held in the name of the Trustee, in the name of a nominee, in a broker's street name, in bearer form so that title will pass by delivery, or in any other manner authorized by applicable law in effect from time to time, provided the records of the Trustee shall indicate the true ownership of such asset;

              (j) General Powers: To exercise any of the powers and rights of an individual owner with respect to any property of the Trust Fund and to do all other acts in its judgment necessary or desirable for the proper administration of the Trust Fund although the power to do such acts is not specifically set forth herein;

              (k) Hold Cash: Subject to any Committee guidelines, to hold a reasonable amount of cash uninvested and unproductive of income or deposit same with any banking or savings institution, including its own banking department or the banking department of an affiliate;

              (l) Participant Loans: To invest or reinvest a portion of the assets in individual Participant directed loans;

              (m) Transfer of Assets: Subject to Committee and its own procedures, to accept the transfer of assets by use of electronic or telephonic communications or any other method approved by the Committee; and

              (n) Pool Assets: To pool all or any of the assets of the Trust Fund with assets belonging to any other employee benefit trust created by the Employer or an affiliate of the Employer, and to commingle such assets and make joint or common investment carry joint accounts on behalf of the Trust and such other trust or trusts, and allocate undivided shares or interest in such investments or accounts or in any pooled assets to the two or more trusts in respect to their respective interests in the pooled investment.


         5.5 Trustee's Authority: Third parties dealing with the Trustee shall be under no obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction. If any instrument executed by the Trustee bears its seal, such seal shall constitute the Trustee's certificate that it is authorized as the Trustee hereunder to execute such instrument and to proceed as may be provided for therein.

                  ARTICLE VI. POWERS AND DUTIES OF THE TRUSTEE
                      IN THE DISBURSEMENT OF THE TRUST FUND

         Except for reasonable administrative expenses, and other reasonable fees and charges incurred in connection with the proper administration of the Trust Fund as are otherwise provided for herein, the Trustee shall make such distributions in cash or property from the Trust Fund only to such person or persons, including a paying agent or agents designated by the Committee or the Committee as paying agent, at such time or times, and in such amounts as are directed in writing by the Committee. Any cash or property so paid or delivered to any paying agent shall be held in trust until disbursed in accordance with the Plan.

         ARTICLE VI-A. GENERAL POWERS AND DUTIES OF INVESTMENT MANAGERS

         (a) The Committee has the power and authority to appoint one or more Investment Mangers as defined in and subject to the requirements of Section 3(38) of ERISA. Each Investment Manger so appointed will have the following powers with respect to investments under their control: the power and authority to vote any corporate stock either in person or by proxy for any purpose, except to the extent that voting rights with respect to Employer Stock and other Employer Securities are granted to Participants under Section 7.3(f) of the Plan; to exercise any conversion privilege, subscription right, or any other right or option given to the Trustee as the owner of any security owned by the Trust Fund and to make any payments incidental hereto; to consent to, take any action in connection with, and receive and retain any securities resulting from any reorganization, consolidation, merger, readjustment of the financial structure, sale, lease, or other disposition of the assets of any corporation or other organization, the securities of which may be an asset of the Trust Fund unless the Committee expressly reserved such power in its grant of authority to the Investment Manager.

         (b) If the Committee elects to delegate investment authority for the assets of all or any portion of the Trust Fund to an Investment Manager pursuant to subsection (a), the Committee will inform the Trustee in writing of such designation and such written notice shall describe the portion of the Trust Fund affected. Upon receipt of such notice, the Trustee will be obligated to follow the investment directions of the Investment Manager with respect to the assets of the specified portion of the Trust Fund until the Trustee receives written notice that such Investment Manager has resigned or has been removed or replaced by the Committee. The Trustee will not be a party to any agreement between the Committee and an Investment Manager, and will have no responsibility respecting the terms and conditions of such agreement. The Trustee shall be held harmless by the


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



Employer for any liability due to any direction, action or non-action caused by the Investment Manager unless such liability is exacerbated by the action or inaction of the Trustee.

         (c) In exercising its authority to delegate investment authority to an Investment Manager, the Committee shall have the duty, responsibility and power to (i) examine and analyze the performance of prospective Investment Managers;
(ii) select an Investment Manager or Managers; (iii) determine the portion of the Trust Fund that will be under the management of each Investment Manager;
(iv) issue appropriate instructions to the Trustee and to each Investment Manager regarding the allocation of investment authority; (v) review the performance of each Investment Manager at periodic intervals; and (vi) remove any Investment Manager when the Committee deems such removal to be necessary or appropriate.

         (d) All directions by an Investment Manager to the Trustee concerning the investment, reinvestment, sale or management of assets of the Trust Fund will be made, in writing or in such other manner as is acceptable to the Trustee, by such person or persons as the Investment Manager designates in writing to the Trustee from time to time.

         (e) With advance written notice to the Committee and subject to the Committee's approval, an Investment Manager may engage any investment adviser or investment counselor that it deems necessary or appropriate, and may provide for directions concerning the investment and reinvestment of the assets of the Trust Fund under its management and control to be made directly to the Trustee by such adviser or counselor as its agent; provided however, prior to such direction by the investment advisor or investment counselor, the Trustee and Committee receive written notice from the Investment Manager that the directions of such agent will be considered the directions of the Investment Manger and that the Investment Manager will be responsible for the directions of such agent.

         (f) If an Investment Manager resigns or is removed by the Committee, the Committee will notify the Trustee in writing of such resignation or removal. Upon actual receipt of such notice, the power and authority to invest and reinvest the assets of the Trust Fund formerly under the control and management of the Investment Manager will return to the Committee unless the Committee indicates that a successor Investment Manager has been appointed with respect to such assets.

         (g) The fees and expenses of each Investment Manager, except to the extent paid by the Employer shall be paid from the Trust Fund. The Trustee may request a representation from the Employer that such payments are allowed under ERISA.

          ARTICLE VII. TAXES, EXPENSES AND COMPENSATION OF THE TRUSTEE

         (a) All reasonable costs, charges and expenses incurred by the record keeper in connection with the administration of the Plan, or incurred by the Investment Manager in connection with the exercise of its duties under this Trust Agreement or incurred by the Trustee in connection with its administration of the Trust Fund, including fees for legal services rendered to the Trustee and such reasonable compensation to the Trustee as may be agreed upon from time to time between the Employer and the Trustee, shall be paid by the Employer, but if not paid by the Employer, shall be paid from the Trust Fund; provided, however, a Trustee who is an Employee shall not receive any compensation from the Trust Fund for serving as Trustee (although such compensation may be paid


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



by the Employer), but may be reimbursed from the Trust Fund or by the Employer for reasonable costs and expenses incurred by him in connection therewith, and provided further that all federal and state transfer taxes and other expenses which are payable by a Participant pursuant to the terms of the Plan shall be borne by the Participant and the Trustee is authorized to deduct the amount of such expenses from any amounts otherwise payable or creditable to him.

         (b) In the event the Employer files or declares bankruptcy, the Employer authorizes the Trustee to make payments from the Trust Fund for any and all reasonable fees, expenses or other forms of compensation due under this Section whether or not the fees, expenses or other compensation were earned but not yet paid prior to or after the bankruptcy filing.

                      ARTICLE VIII. ACCOUNTS OF THE TRUSTEE

         8.1 Records, Reports and Accounts: The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection by any person designated by the Committee, at all reasonable times. Within sixty (60) days after the close of each fiscal year of the Trust, the Trustee shall file a written report with the Employer and with the Committee. The report shall set forth all investments, receipts and disbursements, and other transactions effected by the Trustee during such year; it shall contain an exact description of all securities purchased and sold, the cost or net proceeds of sale (excluding accrued interest paid or received) and show the securities, contracts, and investments held at the end of such year and the cost of each item thereof as carried on the books of the Trustee. It shall also indicate the fair market value of the investments of the Trust as of the day of the report. The Trustee also shall provide the Committee, or the record keeper designated by the Committee, with such other information in its possession as may be necessary for the Committee and the Employer to conform with the requirements of Section 103 of ERISA, and such other reasonable information and reports as may be requested by the Committee or Employer from time to time.

         8.2 Fiscal Year: The fiscal year of the Trust shall be the calendar year.

          ARTICLE IX. REMOVAL, RESIGNATION AND SUBSTITUTION OF TRUSTEE

         9.1  Resignation, Removal, and Successor Trustee:

              (a) Resignation of Trustee: The Trustee may resign from the Trust at any time by giving sixty (60) days prior written notice thereof to the Employer, and such resignation shall take effect sixty (60) days from the date of the delivery of such written notice, or upon the appointment of a successor Trustee pursuant to Section 9.1(c), whichever shall first occur or at such earlier date as consented to by both Denny's Inc. and the Trustee. Within sixty
(60) days of such resignation becoming effective, the Trustee shall render to the Employer an account of the administration of the Plan during the period following that covered by the last annual accounting, and the Trustee shall perform all acts necessary to transfer and deliver the assets of the Trust and any and all information in connection therewith or the administration thereof to its successor Trustee.

              (b) Removal of Trustee: Denny's Inc. may remove the Trustee at any time by giving sixty (60) days prior written notice thereof to the Trustee, and such removal shall take effect sixty (60) days from the date of delivery of such written notice, or at such earlier date as consented to by both Denny's Inc. and the Trustee. In the event of such removal, the Trustee shall be under the same duties to account and to transfer and deliver the assets of the Trust and any and all information in connection therewith or the administration thereof to its successor Trustee as provided hereinabove in the event of the Trustee's resignation.

              (c) Successor Trustee: In the event of a vacancy in the trusteeship of the Plan and Trust occurring at any time, the Employer shall designate and appoint a qualified successor Trustee of the Plan. Any successor Trustee shall have all the rights and powers and all of the duties and responsibilities herein conferred upon the original Trustee. If a successor Trustee is not appointed within sixty (60) days after the Trustee gives notice of its resignation pursuant to Section 9.1(a) above, the Trustee may apply to any court of competent jurisdiction for appointment of a successor.

              The Trustee's powers, duties, rights and responsibilities under this Trust Agreement will continue, with respect to those Trust Fund assets held by the Trustee, until the date on which the transfer of the Trust Fund assets and delivery of the related documents to the successor trustee is completed. The successor trustee will neither be liable or responsible for any act or omission to act with respect to the operation or administration of the Trust Fund under this Trust Agreement prior to the date it receives any Trust Fund assets and related documents, nor be under any duty or obligation to audit or otherwise inquire into or take any action concerning the acts or omissions of the Trustee or any predecessor trustee. The successor trustee shall be held harmless by the Employer for any and all acts or omissions of the predecessor trustee.

         9.2 Acts of Multiple Trustees: If the Trustee consists of more than one individual or entity, all acts and decisions of the Trustee shall be by vote of the majority of them, provided, that the signature on any document (other than an amendment to the Plan or Trust Agreement) of any one such individual or entity constituting the Trustee shall be sufficient evidence to any party that such document is valid and in accordance with the terms of this Plan and Trust Agreement.

                  ARTICLE X. FOR THE PROTECTION OF THE TRUSTEE

         10.1 Actions by the Board and the Employer: Any action by the board of directors of an Employer pursuant to any of the provisions of this Trust Agreement may be evidenced by a resolution of such board of directors certified over the signature of the Secretary or an Assistant Secretary of the Employer and under its corporate seal, and the Trustee shall be protected to the extent the law permits in acting in accordance with any such resolution so certified. Any action of the Employer pursuant to any of the provisions of this Trust Agreement may be evidenced by a letter or other communication signed by any officer of the Employer.

         10.2 Certificate of Committee as to Certain Matters: Without limiting or restricting any other provisions of this Trust Agreement relating to the right of the Trustee to rely upon any instruments furnished to it in any specified form, it is hereby provided that the Trustee shall be fully protected in relying upon a certificate of the Committee as to whether, at any time, all liabilities with respect to the Participants of the Plan or their Beneficiaries have been satisfied, and also as to all other matters of any nature whatsoever which the Trustee may deem pertinent to the discharge of its duties hereunder.


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



         10.3 Actions by the Committee: All requests, directions, orders, requisitions and instructions of the Committee to the Trustee shall be in writing. They shall be signed either by the Secretary of the Committee or by any one member of the Committee authorized by the majority to sign. The Trustee shall act in accordance with and shall be protected to the extent the law permits in acting in accordance with and relying upon, such requests, directions, orders, requisitions, instructions and any other communications, unless upon their face such communications constitute prohibited transactions as defined by Code ss. 4975(b). The Committee shall have the discretionary authority to interpret and construe the provisions of the Plan and Trust Agreement as necessary to determine eligibility for benefits and otherwise to construe disputed, doubtful or uncertain terms.

         10.4 Notice of Appointments and Terminations: The Employer shall furnish the Trustee from time to time with certified copies of the resolutions of its Board of Directors evidencing the appointment and termination of office of any members of the Committee and the appointment of successors thereto. The Trustee shall be entitled to assume that the membership of the Committee is as stated in any such certified copy of resolutions of the Board of Directors delivered to it, and the Trustee shall not be charged with notice of any change in the membership of a Committee until it shall have received a certified copy of a resolution of the Board of Directors evidencing such change. If a Committee is not appointed, the Plan Administrator shall be the Employer.

         10.5 Reliance on Counsel; Delegation of Duties: The Trustee may from time to time consult with counsel, who may be counsel to the Employer, and shall be protected to the extent the law permits in acting upon such advice of counsel as respects legal questions. The Trustee may also from time to time employ agents and expert assistants and delegate to them such ministerial duties as it sees fit, provided that such delegation is permitted by the board of directors. In the event that the Trustee does delegate such ministerial duties, it shall periodically review the performance of the person(s) to whom these duties have been delegated.

         10.6 Distributions: The Trustee may make any distribution or payment to be made by it hereunder by mailing its check for the specified amount, or delivering the specified property, to the person to whom such distribution or payment is to be made, at such address as may have been last furnished to the Trustee, or if no such address shall have been so furnished, to such person in care of the Employer or the Committee, or (if so directed by the Committee) by crediting the account of such person or by transferring funds to such person's account by bank wire or transfer.

         10.7 Indemnification: The Employer shall indemnify and save harmless the Trustee from and against any and all claims, losses, damages, expenses (including reasonable attorney fees) and liability to which the Trustee may be subject by reason of any act done or omitted to be done, except where the same is due to the negligence or willful misconduct of the Trustee.

         The Employer recognizes that a burden of litigation may be imposed upon the Trustee as a result of some transaction for which it has no responsibility or which it has no control under this Trust Agreement. Therefore, the Employer agrees to indemnify and hold harmless and, if requested, defend the Trustee (and any employee of the Trustee) from any expenses (including counsel fees, liabilities, claims, damages, actions, suits or other charges) incurred by the Trustee (or its employees) in defending against any such litigation provided that the Trustee uses the same counsel as the Employer (or counsel approved by the Employer) and the Trustee is not adverse to the Employer.

             ARTICLE XI. DURATION OF THE TRUST - RIGHT TO TERMINATE

         11.1 Duration and Termination: This Trust Agreement shall continue for such time as may be necessary to accomplish the purpose for which it was created but, subject to Title IV of ERISA, may be terminated at any time by Denny's Inc. by action of its Board of Directors. Notice of such termination shall be given to the Trustee by an instrument in writing executed by Denny's Inc. and acknowledged in the same form as this Trust Agreement, together with a certified copy of the resolutions of the Board of Directors of Denny's Inc. authorizing such termination. Denny's Inc. shall send a copy of such notice to each member of the Committee.

         11.2 Liquidation Upon Termination: Upon termination of the Trust Agreement, provided that the Trustee has not received instructions to the contrary from the Committee, the Trustee shall liquidate the Trust Agreement and, after paying the reasonable expenses of the Trust Agreement, including expenses involved in the termination, distribute the balance thereof according to written directions from the Committee.

                           ARTICLE XII. RIGHT TO AMEND

         The Denny's Inc. Board of Directors may at any time alter, modify or amend, in whole or in part, any or all of the provisions of this Trust Agreement, provided that no such alteration, modification or amendment may affect the rights, duties or responsibilities of the Trustee without its consent and, provided, further, that no such alteration, modification or amendment may permit any part of the corpus or income of the Trust Fund to be used for or diverted for purposes other than for the exclusive benefit of the Participants under the Plan and their Beneficiaries at any time prior to the satisfaction of all liabilities under the Plan with respect to such persons.

                           ARTICLE XIII. MISCELLANEOUS

         13.1 Merger or Consolidation of the Trustee: Any corporation into which the Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee may be a party, or any corporation succeeding to the business of the Trustee or to which substantially all of the assets of the Trustee may be transferred, shall be the successor of the Trustee hereunder without the execution or filing of any paper and without any further action on the part of the parties hereto, with like effect as if such successor Trustee had originally been named Trustee herein.

         13.2 Necessary Parties: In any application to the courts for an interpretation of this Trust Agreement or for an accounting by the Trustee hereunder, only the Trustee and the Employer shall be necessary parties, and no Participant or Former Participant or other person shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall be conclusive upon all persons claiming under the Plan or this Trust Agreement.

         13.3 Participants Bound by Accountings: No Participant under the Plan shall have any right to compel an accounting, judicial or otherwise, by the Trustee, and all such persons shall be bound by all accountings by the Trustee to the Employer and the Committee as herein provided.


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



         13.4 Governing Law: This Trust Agreement and the Trust hereby created shall be deemed to be a Minnesota Trust and shall in all respects be construed and regulated by the laws of the State of Minnesota, except where such laws are superseded by the Code or ERISA.

         13.5 Acceptance of Trust: The Trustee hereby accepts this Trust and agrees to hold, subject to all the terms and conditions of this Trust, all the property now or hereafter constituting the Trust Fund.

         13.6 Execution in Counterparts: This Trust Agreement has been executed in counterparts, each of which shall be deemed to be the original even though the others are not produced.

         13.7 ERISA Bonding: The Employer hereby warrants and represents that the Employer has obtained a fidelity bond with respect to Employer's own employees that complies with the bonding requirements of Section 412 of ERISA. Trustee and any other Investment Manager or record keeper handling Plan assets shall be responsible for complying with ERISA's bonding requirements with respect to their employees.


                    [EXECUTIONS APPEAR ON THE FOLLOWING PAGE]


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




         IN WITNESS WHEREOF, the Employer and Trustee have caused this Trust Agreement to be executed on the 28th day of June, 1996.

                                       DENNY'S INC.

[CORPORATE SEAL]

                                       By:  /s/ Stephen Wood
                                          --------------------------------
                                       Its:  Senior Vice President
                                          --------------------------------


ATTEST:

/s/ J.S. Melton
----------------------------------
Secretary


                                       TRUSTEE:
                                       AMERICAN EXPRESS TRUST COMPANY

[CORPORATE SEAL]


                                       By:  /s/ Illegible Signature
                                          --------------------------------
                                       Its:  Vice President
                                           -------------------------------



ATTEST:


----------------------------------
Secretary or Assistant Secretary



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